                                                                    EXHIBIT 99.3

                      FEDERAL DEPOSIT INSURANCE CORPORATION

                             WASHINGTON, D.C. 20429

                                    FORM F-3

                                 CURRENT REPORT

                             UNDER SECTION 13 OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          For the Month of March, 1997

                        The Greater New York Savings Bank
                  (Exact name of bank as specified in charter)

                    One Penn Plaza, New York, New York 10119

                          (Address of principal office)

Item 12    Other Materially Important Events.

        On March 29, 1997, The Greater New York Savings Bank, a New York chartered stock savings bank ("The Greater"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Astoria Financial Corporation, a Delaware corporation ("Astoria Financial"), and Astoria Federal Savings and Loan Association, a federally chartered savings and loan association and a wholly-owned subsidiary of Astoria Financial (the "Association"). The Merger Agreement provides, among other things, that The Greater will be merged with and into the Association, with the Association being the surviving corporation (the "Merger"). The Merger Agreement is attached hereto as Exhibit 1 and is incorporated herein by reference. The summary description herein is qualified in its entirety by reference to the Merger Agreement.

        Consummation of the Merger is subject to the satisfaction of certain conditions, including approval of the stockholders of both Astoria Financial and The Greater and approval of the appropriate regulatory agencies. Separate special stockholder meetings will be held in connection with approval of the Merger.

        Pursuant to the Merger Agreement, each share of common stock of The Greater issued and outstanding at the Effective Time (as defined in the Merger Agreement) will be converted into the right to receive either 0.50 shares of Astoria Financial common stock or $19.00 in cash (with 75% of The Greater shares receiving Astoria Financial common stock and 25% receiving cash) subject to certain election and allocation procedures as described in the Merger Agreement. In addition, the outstanding shares of the 12% Noncumulative Preferred Stock, Series B, of The Greater will be converted into a newly-created series of preferred stock of Astoria Financial with substantially identical, and no less favorable, terms.

        The Greater has the right to terminate the Merger Agreement if the market value of Astoria Financial (as defined in the Merger Agreement) falls below $30.30 per share and such decline in value is 15% greater than the percentage decline of a group of similar financial institutions, unless Astoria Financial delivers to The Greater's stockholders Astoria Financial shares having a minimum value established pursuant to a formula set forth in the Merger Agreement.

        In connection with the Merger Agreement, Astoria Financial and The Greater also entered into a Stock Option Agreement, dated as of March 29, 1997 (the "Option Agreement"), pursuant to which The Greater granted Astoria Financial an option to purchase up to 2,721,536 shares of The Greater's common stock, upon the terms and conditions stated therein. The Option Agreement is attached hereto as Exhibit 2 and is incorporated herein by reference. The Merger Agreement also includes a provision for a $5 million termination fee that is payable to Astoria Financial by The Greater if the transaction is not completed under certain circumstances. The maximum total profit Astoria Financial can receive under the Option Agreement and the termination fee arrangement is $10 million.

        The Greater and Astoria Financial publicly announced the Merger in a press release dated March 31, 1997, a copy of which is attached hereto as
Exhibit 3 and is incorporated herein by reference.

        On April 3, 1997, there was commenced in the Supreme Court of the State of New York (Kings County) a purported class action (the "Action") entitled Leonard Minzer and Harry Schipper v. Gerard C. Keegan, et al (Index No. 11546/1997) against The Greater and its directors and certain executive officers. The suit alleges, among other things, that the directors and executive officers have breached their fiduciary duties in entering into the Merger Agreement and related arrangements. The complaint seeks, among other things, a preliminary and permanent injunction against the Merger and the related transactions, an order to the directors and executive officers to carry-out their fiduciary duties and unspecified damages and costs. The Greater believes that the allegations made in the Action are without merit.

Item 13 Financial Statements and Exhibits

(a) Financial Statements.

        Not applicable.

(b) Exhibits.  The following Exhibits are filed as part of this report:

        1. Agreement and Plan of Merger, dated as of March 29, 1997, by and among Astoria Financial Corporation, Astoria Federal Savings and Loan Association and The Greater New York Savings Bank.

        2. Stock Option Agreement, dated as of March 29, 1997, by and between The Greater New York Savings Bank and Astoria Financial Corporation.

        3.     Press release issued on March 31, 1997.

        4. Third Amendment, dated as of March 29, 1997, to the Rights Agreement, dated as of June 14, 1990, as amended, between The Greater New York Savings Bank and The Chase Manhattan Bank (as successor in interest to the Manufacturers Hanover Trust Company), as Rights Agent.

                                    SIGNATURE

        Under the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                THE GREATER NEW YORK SAVINGS BANK

Dated:  April 8, 1997        By:    /s/ GERARD C. KEEGAN
                                ---------------------------------
                                        Gerard C. Keegan

                                        Chairman, President and Chief Executive
                                        Officer

                                  EXHIBIT INDEX

1. Agreement and Plan of Merger, dated as of March 29, 1997, by and among Astoria Financial Corporation, Astoria Federal Savings and Loan Association and The Greater New York Savings Bank.

2. Stock Option Agreement, dated as of March 29, 1997, by and between The Greater New York Savings Bank and Astoria Financial Corporation.

3.      Press release issued on March 31, 1997.

4. Third Amendment, dated as of March 29, 1997, to the Rights Agreement, dated as of June 14, 1990, as amended, between The Greater New York Savings Bank and The Chase Manhattan Bank (as successor in interest to the Manufacturers Hanover Trust Company), as Rights Agent.

                                                                       EXHIBIT 1
================================================================================




                          AGREEMENT AND PLAN OF MERGER

                     DATED AS OF THE 29th DAY OF MARCH, 1997

                                  BY AND AMONG

                          ASTORIA FINANCIAL CORPORATION

                           ASTORIA FEDERAL SAVINGS AND
                                LOAN ASSOCIATION

                                       AND

                        THE GREATER NEW YORK SAVINGS BANK



================================================================================



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

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                                TABLE OF CONTENTS

                                Introductory Statement..........................................................  1

                                    ARTICLE I

                                   THE MERGER

                  Section 1.01 Structure of the Merger..........................................................  1
                  Section 1.02 Effect on Outstanding Shares.....................................................  2
                  Section 1.03 Effect on Outstanding Shares of Company Preferred Stock..........................  3
                  Section 1.04 Fractional Shares................................................................  3
                  Section 1.05 Elections........................................................................  4
                  Section 1.06 Allocations of Merger Consideration..............................................  4
                  Section 1.07 Exchange Procedures..............................................................  6
                  Section 1.08 Dissenters' Rights...............................................................  8
                  Section 1.09 Options..........................................................................  9
                  Section 1.10 Directors and Officers of the Association after Effective Time................... 10
                  Section 1.11 Liquidation Account.............................................................. 10

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

                  Section 2.01 Disclosure Letters............................................................... 11
                  Section 2.02 Standards........................................................................ 11
                  Section 2.03 Representations and Warranties of the Company.................................... 12
                  Section 2.04 Representations and Warranties of the Parent..................................... 27

                                   ARTICLE III

                           CONDUCT PENDING THE MERGER

                  Section 3.01 Conduct of the Company's Business Prior to the Effective Time.................... 40
                  Section 3.02 Forbearance by the Company....................................................... 40
                  Section 3.03 Conduct of the Parent's Business Prior to the Effective Time..................... 44


                                        i


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                                   ARTICLE IV

                                    COVENANTS

                  Section 4.01 Acquisition Proposals............................................................ 45
                  Section 4.02 Certain Policies of the Company.................................................. 45
                  Section 4.03 Employees; Benefit Plans and Programs............................................ 46
                  Section 4.04 Access and Information........................................................... 48
                  Section 4.05 Certain Filings, Consents and Arrangements....................................... 49
                  Section 4.06 Antitakeover Provisions.......................................................... 49
                  Section 4.07 Additional Agreements............................................................ 50
                  Section 4.08 Publicity........................................................................ 50
                  Section 4.09 Stockholders' Meeting............................................................ 50
                  Section 4.10 Proxy; Registration Statement.................................................... 50
                  Section 4.11 Registration of Parent Common Stock.............................................. 51
                  Section 4.12 Affiliate Letters................................................................ 51
                  Section 4.13 Notification of Certain Matters.................................................. 52
                  Section 4.14 Advisory Board................................................................... 52
                  Section 4.15 Directors........................................................................ 52
                  Section 4.16 Indemnification; Directors' and Officers' Insurance.............................. 53
                  Section 4.17 Transition Committee............................................................. 54
                  Section 4.18 Series A ESOP Convertible Preferred Stock........................................ 54

                                    ARTICLE V

                           CONDITIONS TO CONSUMMATION

                  Section 5.01 Conditions to Each Party's Obligations........................................... 55
                  Section 5.02 Conditions to the Obligations of the Parent and the Association
                  Under this Agreement.......................................................................... 56
                  Section 5.03 Conditions to the Obligations of the Company..................................... 58

                                   ARTICLE VI

                                   TERMINATION

                  Section 6.01 Termination...................................................................... 61
                  Section 6.02 Effect of Termination............................................................ 64
                  Section 6.03 Third Party Termination Fee...................................................... 64

                                       ii


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                                   ARTICLE VII

                   CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME

                  Section 7.01 Effective Date and Effective Time................................................ 66
                  Section 7.02 Deliveries at the Closing........................................................ 66

                                  ARTICLE VIII

                                  OTHER MATTERS

                  Section 8.01 Certain Definitions; Interpretation.............................................. 67
                  Section 8.02 Survival......................................................................... 67
                  Section 8.03 Waiver; Amendment................................................................ 67
                  Section 8.04 Counterparts..................................................................... 67
                  Section 8.05 Governing Law.................................................................... 68
                  Section 8.06 Expenses......................................................................... 68
                  Section 8.07 Notices.......................................................................... 68
                  Section 8.08 Entire Agreement; etc............................................................ 69
                  Section 8.09 Assignment....................................................................... 69

                                    EXHIBITS

Exhibit A         Form of Settlement Agreement

Exhibit B         Form of Release

Exhibit C         Form of Affiliate Letter

         This is an Agreement and Plan of Merger, dated as of the 29th day of March, 1997 (this "Agreement"), by and among Astoria Financial Corporation, a Delaware corporation (the "Parent"), Astoria Federal Savings and Loan Association, a federally chartered savings and loan association and a wholly owned subsidiary of the Parent (the "Association"), and The Greater New York Savings Bank, a New York chartered stock savings bank (the "Company").

                             Introductory Statement

         The Board of Directors of each of the Parent and the Company (i) has determined that this Agreement and the transactions contemplated hereby are in the best interests of the Parent and the Company, respectively, and in the best long-term interests of their respective stockholders, (ii) has determined that this Agreement and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies and (iii) has approved, at meetings of each of such Boards of Directors, this Agreement.

         Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Parent's willingness to enter into this Agreement, the Parent and the Company have entered into a Stock Option Agreement (the "Option Agreement") pursuant to which the Company has granted to the Parent an option to purchase shares of the Company's common stock, par value $1.00 per share (the "Company Common Stock"), upon the terms and conditions therein contained.

         The Parent and the Company desire to make certain representations, warranties and agreements in connection with the business combination transaction provided for herein and to prescribe various conditions to the transaction.

         In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.01 Structure of the Merger. On the Effective Date (as defined in Section 7.01), the Company will merge with and into the Association (the "Merger"), with the Association being the surviving entity, pursuant to the provisions of, and with the effect provided in, the rules and regulations of the Office of Thrift Supervision (the "OTS") and the Banking Law of the State of New York (the "NYBL") and pursuant to the terms and conditions of an agreement and plan of merger to be entered into between the Association and the Company in a form to be mutually agreed upon. The separate corporate existence of the Company shall thereupon cease. The Association shall continue to be governed by the laws of the United States and its name and separate corporate existence with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

         Section 1.02 Effect on Outstanding Shares of Company Common Stock.

         (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of Company Common Stock issued and outstanding at the Effective Time (as defined in Section 7.01) (other than (i) shares the holder of which (the "Dissenting Stockholder") pursuant to any applicable law providing for dissenters' or appraisal rights is entitled to receive payment in accordance with the provisions of any such law, such holder to have only the rights provided in any such law (the "Dissenters' Shares"),
(ii) shares held directly or indirectly by the Parent (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), and
(iii) shares held as treasury stock of the Company (the "Excluded Shares") shall become and be converted into, at the election of the holder thereof (subject to the provisions of this Article), the right to receive: (x) the "Cash Consideration," described below, or (y) the "Stock Consideration" consisting of shares of common stock, par value $.01 per share of the Parent ("Parent Common Stock"), together with the related preferred share purchase right issued pursuant to the rights agreement (the "Parent Rights Agreement") between the Parent and ChaseMellon Shareholder Services, L.L.C. dated as of July 17, 1996 (the "Preferred Share Purchase Right"), described below (collectively, the "Merger Consideration").

                  (i) The Cash Consideration shall be $19.00 for each share of Company Common Stock.

                  (ii) The Stock Consideration shall be 0.50 of a share of Parent Common Stock for each share of Company Common Stock.

                  (iii) If between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or into a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares (each, a "Stock Adjustment"), the Merger Consideration shall be adjusted correspondingly to the extent appropriate to reflect the Stock Adjustment.

                  (iv) As used herein, "Parent Market Value" shall be the average of the mean between the closing high bid and low asked prices of a share of Parent Common Stock, as reported on the National Association of Securities Dealers Automated Quotation System National Market System (the "Nasdaq"), for the 30 consecutive trading days immediately preceding the day (the "Valuation Date") which is the day that is the latest of (i) the day of expiration of the last waiting period with respect to any of the required regulatory approvals, as defined in Section 5.01(b), (ii) the day on which the last of the required regulatory approvals, as defined in Section 5.01(b), is obtained and (iii) the day on which the last of the required stockholder approvals have been received.

         (b) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be cancelled and retired and cease to exist, and no exchange or payment shall be made with respect thereto.

         (c) As of the Effective Time, all shares of Company Common Stock other than Excluded Shares shall no longer be outstanding and shall be automatically cancelled and retired and shall cease to exist, and each holder of a certificate formerly representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. After the Effective Time, there shall be no transfers on the stock transfer books of the Parent.

         Section 1.03 Effect on Outstanding Shares of Company Preferred Stock.

         (a) Subject to Section 4.18 hereof, at or prior to the Effective Time, the Company shall use such procedures as they deem necessary and appropriate in order to cause the shares of Series A ESOP Convertible Preferred Stock to be converted into Company Common Stock which shall include, if necessary, giving notice of its intention to redeem the Series A ESOP Convertible Preferred Stock in accordance with the terms thereof.

         (b) At or immediately prior to the Effective Time, the Certificate of Incorporation of the Parent shall be amended to (i) change the par value of the authorized shares of Parent Preferred Stock from $0.01 per share to $1.00 per share and (ii) fix the preferences of a newly-created Series B Preferred Stock of the Parent (the "Parent Series B Preferred Stock") to have terms substantially identical, and in any event no less favorable, to those of the 12% Noncumulative Preferred Stock, Series B of the Company (the "Company Series B Preferred Stock") and agreeable to the Company; provided, that, the Parent may, in its sole discretion, effect such an amendment provided for in clause (ii) above through a Certificate of Designations filed pursuant to Section 151 of the Delaware General Corporation Law. At the Effective Time, each share of Company Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into, and shall become, one share of the Parent Series A Preferred Stock.

         Section 1.04 Fractional Shares. Notwithstanding any other provision hereof, no fraction of a whole share of Parent Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, the Parent shall pay to each holder of Company Common Stock who would otherwise be entitled to a fractional share an amount in cash, rounded to the nearest cent, determined by multiplying such fraction by the Parent Market Value.

         Section 1.05 Elections.

         (a) Subject to the allocation procedures set forth in this Article, each holder of Company Common Stock will be entitled, with respect to the Merger Consideration to be received for each share of Company Common Stock held by such holder, to (i) elect to receive the Stock Consideration (a "Stock Election") with respect to such holder's Company Common Stock ("Stock Election Shares"),
(ii) elect to receive the Cash Consideration (a "Cash Election") with respect to such holder's Company Common Stock ("Cash Election Shares"), (iii) make no election (a "No-Election") with respect to such holder's Company Common Stock ("No-Election Shares") or (iv) elect to make a Stock Election with respect to some of such holder's shares of Company Common Stock and a Cash Election with respect to the remaining shares of Company Common Stock held by such holder (a "Split Election"). Any Dissenting Shares shall be deemed to be No-Election Shares. Notwithstanding the foregoing, in order to make a Stock Election, the number of shares of Company Common Stock a Company stockholder elects to convert must equal or exceed 100 shares.

         (b) An election form and other appropriate transmittal materials (the "Letter of Transmittal and Election Form") will be mailed within three business days after the Effective Date to each holder of record of Company Common Stock as of the Effective Time permitting such holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) to make a (i) Stock Election, (ii) Cash Election, (iii) No-Election or (iv) Split Election. Holders who hold in a variety of capacities may make a separate election in each capacity. Any election shall have been properly made only if a bank or trust company designated by the Parent (the
"Exchange Agent") shall have actually received a properly completed Letter of Transmittal and Election Form by the Election Deadline, described below. A Letter of Transmittal and Election Form will be properly completed only if accompanied by certificates representing all shares of Company Common Stock converted thereby. Any shares of Company Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made such an election by submission to the Exchange Agent of an effective, properly completed Letter of Transmittal and Election Form shall be deemed to be No-Election Shares (as defined herein). The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

         (c) The Election Deadline shall be 5:00 p.m., Eastern Time, on the 10th business day following but not including the date of mailing of the Letter of Transmittal and Election Form or such other date as the Parent and the Company shall mutually agree upon.

         Section 1.06 Allocations of Merger Consideration.

         (a) As provided below, 75% of the shares of Company Common Stock will be converted into the right to receive the Stock Consideration. The Exchange Agent shall effectuate the allocations of the Merger Consideration described below among the holders of Company Common Stock within five business days after the Election Deadline.

         (b) If the aggregate number of Cash Election Shares exceeds the number of shares of Company Common Stock equal to 25% of the shares of Company Common Stock outstanding at the Effective Time (excluding such shares which are to be cancelled and retired in accordance with Section 1.02(d)) (the "Cash Election Number"), all Stock Election Shares and all No- Election Shares outstanding at the Effective Time shall be converted into the right to receive the Stock Consideration, and the Cash Election Shares shall be converted into the right to receive the Stock Consideration and the Cash Consideration in the following manner:

                  each Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product, rounded to the nearest 1(cent), of (x) the Cash Consideration and (y) a fraction (the "Cash Fraction"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (ii) a number of shares of Parent Common Stock equal to the product, rounded to four decimal places, of
                  (x) the Stock Consideration and (y) a number equal to one minus the Cash Fraction.

         (c) If the aggregate number of Stock Election Shares exceeds the number of shares of Company Common Stock equal to 75% of the shares of Company Common Stock outstanding at the Effective Time (excluding such shares which are to be cancelled and retired in accordance with Section 1.02(d)) (the "Stock Election Number"), all Cash Election Shares and all No- Election Shares shall be converted into the right to receive the Cash Consideration, and all Stock
Election Shares shall be converted into the right to receive the Stock Consideration and the Cash Consideration in the following manner:

                  each Stock Election Share shall be converted into the right to receive (i) a number of shares of Parent Common Stock equal to the product, rounded to four decimal places, of (x) the Stock Consideration and (y) a fraction (the "Stock Fraction"), the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares, and (ii) an amount of cash, without interest, equal to the product, rounded to the nearest 1[c], of (x) the Cash Consideration and (y) a number equal to one minus the Stock Fraction.

         (d) In the event that the number of Cash Election Shares does not exceed the Cash Election Number and the number of Stock Election Shares does not exceed the Stock Election Number, all Cash Election Shares shall be converted into the right to receive the Cash Consideration, all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and the No-Election Shares shall be converted into either the right to receive the Stock Consideration or the Cash Consideration as determined by random selection so that the result provided for in Section 1.06(a) is achieved.

         (e) The random selection process to be used by the Exchange Agent pursuant to this Section 1.06 will consist of drawing by lot or such other process as the Exchange Agent deems equitable and necessary to effect the allocations described in such subparagraphs.

         Section 1.07 Exchange Procedures.

         (a) At and after the Effective Time, each certificate previously representing shares of Company Common Stock (except as specifically set forth in Section 1.02) shall represent only the right to receive the Merger Consideration and each certificate previously representing shares of Company Series B Preferred Stock shall be deemed to represent shares of Parent Series B Preferred Stock (the Company Common Stock Certificates and the Company Preferred Stock Certificates, together, are herein referred to as the "Company Certificates").

         (b) As of the Effective Time, the Parent shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 1.07, an estimated amount of cash sufficient to pay the aggregate Cash Consideration to be paid pursuant to Section 1.02 and the aggregate amount of cash paid in lieu of fractional shares to be paid pursuant to Section 1.04, and the Parent shall reserve for issuance with its Transfer Agent and Registrar, the aggregate Stock Consideration and Parent Series B Preferred Stock to be issued.

         (c) The Letter of Transmittal and Election Form to be mailed within three business days of the Effective Date shall specify that delivery shall be effected, and risk of loss and title to the Company Common Stock Certificates shall pass, only upon delivery of the Company Common Stock Certificates to the Exchange Agent, shall be in a form and contain any other provisions as the Parent may reasonably determine and shall include instructions for use in effecting the surrender of the Company Certificates in exchange for the Merger Consideration or Parent Series B Preferred Stock, as appropriate. Upon the proper surrender of a Company Certificate or Company Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal and Election Form, the holder of such Company

Certificate or Company Certificates shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Parent Common Stock or Preferred Series B Stock, if any, that such holder has the right to receive pursuant to Article I of this Agreement and (ii) a check in the amount equal to the cash, if any, which such holder has the right to receive pursuant to Article I of this Agreement (including any cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled to pursuant to Section 1.04 and any dividend or other distributions to which such holder of Parent Common Stock is entitled to pursuant to Section 1.07(d)). Holders of Company Preferred Stock Certificates shall not be required to exchange such certificates for certificates representing Parent Series B Preferred Stock but may do so in accordance with the provisions hereof. Upon the proper surrender of a Company Certificate or Company Certificates previously representing shares of Company Preferred Stock, the holder of such Company Certificates or Company Certificates shall be entitled to receive in exchange therefor a certificate representing the same number of shares of Parent Series B Preferred Stock. The Company Certificate or Company Certificates so surrendered shall forthwith be cancelled. As soon as practicable after completion of the allocations of the Merger Consideration and in no event later than ten business days after the Election Deadline, the Exchange Agent shall distribute Parent Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. In the event of a transfer of ownership of any shares of Company Common Stock not registered in the transfer records of the Company, the Cash Consideration shall be paid and the Stock Consideration shall be issued to the transferee if the Company Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by documents sufficient, in the reasonable judgment of the Parent and the Exchange Agent, (x) to evidence and effect such transfer and (y) to evidence that all applicable stock transfer taxes have been paid.

         (d) No interest will be paid or accrued on the Cash Consideration. No dividend or other distributions declared or made after the Effective Time with respect to the Parent Common Stock shall be remitted to any person entitled to receive shares of Parent Common Stock until such person surrenders the Company Common Stock Certificate or Company Common Stock Certificates, at which time such dividends shall be remitted to such persons, without interest.

         (e) From and after the Effective Time, there shall be no transfers on the stock transfer records of the Company of any shares of Company Common Stock or Company Preferred Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Company Certificates are presented to the Parent or the Association, they shall be cancelled and exchanged for the Merger Consideration or Parent Series B Preferred Stock, as appropriate, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 1.07.

         (f) Any portion of the aggregate Cash Consideration or the proceeds of any investments thereof that remains unclaimed by the stockholders of the Company for six (6) months after the Effective Time shall be repaid by the Exchange Agent to the Parent upon the written request of the Parent. After such request is made, any stockholders of the Company who have not theretofore complied with this Section 1.07 shall look only to the Parent for payment and issuance of their Merger Consideration deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Parent (and to the extent not in its possession shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, none of the Parent, the Association, the Exchange Agent or any other person shall be liable to any former holder of Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (g) The Parent and the Exchange Agent shall be entitled to rely upon the Company's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration or shares of Parent Series B Preferred Stock, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Company Certificate, the Parent and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         (h) In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Certificate the Merger Consideration or the shares of Parent Series B Preferred Stock deliverable in respect thereof pursuant to this Agreement.

         Section 1.08 Dissenters' Rights.

         (a) Any Dissenting Stockholder who shall be entitled to dissenters' rights with respect to his or her Dissenters' Shares, as provided in Sections 604 and 6022 of the NYBL, shall not be entitled to the Merger Consideration, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under such law, and shall be entitled to receive only the payment to the extent provided for therein with respect to such Dissenters' Shares. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Dissenters' Shares held by such Dissenting Stockholder shall thereupon be treated as No-Election Shares.

         (b) The Company shall (i) give the Parent prompt written notice of the receipt of any notice from a stockholder to exercise any dissenters' rights,
(ii) not settle nor offer to settle any demand for payment without the prior written consent of the Parent and (iii) not waive any failure strictly to comply with any procedural requirements of Section 6022 of the NYBL.

         Section 1.09 Options.

         (a) Subject to Section 1.09(b) and (c), at the Effective Time, each option to purchase a share of Company Common Stock that has been granted pursuant to Company's Long-Term Incentive Program, 1996 Equity Incentive Plan and 1996 Non-Employee Directors' Stock Option Plan (collectively, the "Company's Option Plans") and that is outstanding and unexercised at the Effective Time (whether or not such option is otherwise vested or exercisable) (each, an "Outstanding Company Option") shall be cancelled and shall cease to be exercisable. In consideration for such cancellation, the Parent shall, with respect to each Outstanding Company Option, pay to the holder thereof an amount equal to the excess (if any) of (a) the Cash Consideration over (b) price at which the holder may acquire a share of Company Common Stock upon exercise of such Outstanding Company Option (the "Option Cashout Payment"). The Parent shall make such payment as soon as practicable following the Effective Time or, if later in the case of any holder of an Outstanding Company Option, the date on which such holder delivers to the Parent his written acceptance of an Option Cashout Payment as full and complete consideration for the cancellation of each Outstanding Company Option held by him. The Company shall take such action as is necessary or appropriate under the terms of Company's Option Plans to convert each Outstanding Company Option, as of the Effective Time, into the right to receive an Option Cashout Payment upon the terms and conditions set forth herein. Payment hereunder shall be subject to withholding for applicable federal, state and local taxes.

         (b) Mr. Gerard C. Keegan and any two other officers of the Company to be designated by Mr. Keegan or any one or more of them may, by written notice to the Parent received by the Parent not less than the day that is ten (10) business days prior to the Effective Time, elect to convert all or any portion of the Outstanding Company Options held by them into options ("Parent Options") to purchase shares of Parent Common Stock. Any such election shall identify the Outstanding Company Options to be converted into Parent Options and shall become irrevocable upon receipt by the Parent of the notice of election. Any conversion pursuant to this Section 1.09(b) shall be effected by issuing to the electing individual Parent Options to purchase the number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Company Common Stock subject to the Outstanding

Company Options being converted, and (ii) the Stock Consideration. The exercise price per share for each share of Parent Common Stock subject to a Parent Option issued under this Section 1.09(b) shall be equal to the quotient of the per share exercise price of the Outstanding Company Option being converted into such Parent Options divided by the Stock Consideration, rounded up to the next whole cent. Each such Parent Option (i) shall be fully vested and non- forfeitable,
(ii) shall be exercisable at the same time and for the same terms as the related Outstanding Company Options, (iii) shall not be subject to any condition, except as may be required under applicable securities laws, including without limitation the continued employment by the Parent of the holder thereof, and
(iv) shall be evidenced by a Parent Option agreement in a form to be provided by the Parent that is reasonably acceptable to the Company, and that shall provide for reasonable registration rights. No payment shall be made pursuant to Section 1.09(a) with respect to any portion of a Outstanding Company Option that is converted into a Parent Option as aforesaid. At or prior to the Effective Time, Parent shall (i) take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Outstanding Company Options converted into Parent Options in accordance with this Section and (ii) file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the Parent Common Stock subject to such Parent Options. Parent shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Parent Options remain outstanding.

         (c) Any holder of an Outstanding Company Option not included in Section 1.09(b) may request a conversion identical to that described in Section 1.09(b); provided, however, that the Parent may, in its sole and absolute discretion, determine whether to accept or deny such request. If the Parent denies such request, the holder of the Outstanding Company Option shall be subject to
Section 1.09(a).

         Section 1.10 Directors and Officers of the Association after Effective Time. At the Effective Time, the directors of the Association shall consist of
(a) the Directors of the Association serving immediately prior to the Effective Time and (b) such additional persons who shall become directors of the Parent in accordance with Section 4.15.

         Section 1.11 Liquidation Account. The Association shall expressly assume the Company's liquidation account and its obligations related thereto in the Merger. In the event of a complete liquidation of the Association, and only in such event, any amounts distributable from such liquidation account will be determined in accordance with the rules and regulations pertaining to conversions by a thrift from mutual to stock form of organization set forth in
Section 86.4(f) of the General Regulations of the Banking Board of the State of New York. No merger, consolidation, purchase of bulk assets with assumption of savings accounts and other liabilities, or similar transaction, whether or not the Association is the surviving institution, will be  deemed to be a  complete  liquidation  for this  purpose,  and,  in any such transaction, the liquidation account shall be assumed by the surviving institution.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.01 Disclosure Letters. On or prior to the execution hereof, the Company and the Parent have delivered to each other a letter (its "Disclosure Letter") setting forth, among other items, the disclosure of which is required or appropriate in relation to any or all of its representations and warranties (and making specific reference to the Section of this Agreement to which they relate), other than Section 2.03(h); provided, that (a) no such fact, circumstance or event is required to be set forth in the Disclosure Letter as an exception to a representation or warranty if its absence is not reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standards established by Section 2.02, and (b) the mere inclusion of an item in the Disclosure Letter shall not be deemed an admission by a party that such item represents a material exception or that such item is reasonably likely to result in a Material Adverse Effect (as defined in Section 2.02(b)).

         Section 2.02 Standards.

         (a) No representation or warranty of the Company or the Parent contained in Section 2.03 or 2.04, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, on account of the existence of any fact, circumstance or event unless, as a consequence of such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Section 2.03 or 2.04, as applicable, there is reasonably likely to exist a Material Adverse Effect. The Company's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached as a result of effects arising solely from actions taken in compliance with a written request of the Parent.

         (b) As used in this Agreement, the term "Material Adverse Effect" means either (i) an effect which is material and adverse to the business, financial condition or results of operations of the Company or the Parent, as the context may dictate, and its subsidiaries taken as a whole; provided, however, that any such effects resulting from any changes (A) in law, rule or regulation or generally accepted accounting principles or interpretations thereof that applies to both the Parent and the Association and the Company, as the case may be, or
(B) changes in interest rates shall not be considered in determining if a Material Adverse Effect has occurred; or (ii) the failure of (x) a representation or warranty contained in Section 2.03(a)(iv), 2.03(d), 2.03(h)(iii), 2.04(a)(iv), 2.04(d), 2.04(i)(iii) or 2.04(l) to be true and correct or (y) a representation or warranty contained in the last sentence of each of Section 2.03(f) or 2.04(f), the second sentence of each of 2.03(g)(i) or 2.04(h)(i) and the first two sentences of each of Section 2.03(bb) or 2.04(v) to be true and correct in all material respects.

         (c) For purposes of this Agreement, "knowledge" shall mean, with respect to a party hereto, actual knowledge of the members of the Board of Directors of that party, its counsel, any officer of that party with the title ranking not less than senior vice president and that party's in-house counsel.

         Section 2.03 Representations and Warranties of the Company. Subject to Sections 2.01 and 2.02, the Company represents and warrants to the Parent that, except as specifically disclosed in the Disclosure Letter of the Company:

         (a) Organization. (i) The Company is a stock savings bank duly organized, validly existing and in good standing under the laws of the State of New York. Each Subsidiary of the Company is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. As used in this Agreement, unless the context requires otherwise, the term "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes or which is controlled, directly or indirectly, by such party.

                  (ii) The Company and each Subsidiary of the Company is duly qualified and is in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

                  (iii) The Disclosure Letter sets forth all of the Subsidiaries of the Company and all entities (whether corporations, partnerships, or similar organizations), including the corresponding percentage ownership in which the Company owns, directly or indirectly, 5% or more of the ownership interests as of the date of this Agreement and indicates for each Subsidiary, as of such date, its jurisdiction of organization and the jurisdiction wherein it is qualified to do business. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests. The Company owns, either directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries. No Subsidiary of the Company is an "insured depositary institution" as defined in the Federal Deposit Insurance Act, as amended (the "FDIA"), and applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by the Company or by another Subsidiary of the Company are fully paid, nonassessable and not subject to any preemptive rights and are owned by the Company or a Subsidiary of the Company free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares.

                  (iv) The deposits of the Company are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") to the extent provided in the FDIA.

         (b) Capital Structure. (i) The authorized capital stock of the Company consists of 45,000,000 shares of Company Common Stock and 10,000,000 shares, par value $1.00 per share, of preferred stock (the "Company Preferred Stock"). As of the date of this Agreement: (A) 13,676,065 shares of Company Common Stock were issued and outstanding, (B) 1,478,077 shares of Company Series A ESOP Preferred Stock, and 2,000,000 shares of 12% Noncumulative Perpetual Preferred Stock, Series B were issued and outstanding, (C) no shares of Company Common Stock were reserved for issuance except that 770,710 shares of Company Common Stock were reserved for issuance pursuant to the Company Long-Term Incentive Program, 1,000,000 shares of Company Common Stock were reserved for issuance pursuant to the Company 1996 Equity Incentive Plan, 200,000 shares of Company Common Stock were reserved for issuance pursuant to Company 1996 Non-Employee Directors' Stock Option Plan, a sufficient number of shares of Company Common Stock were reserved for issuance to allow for the conversion of the Company Series A ESOP Preferred Stock, a sufficient number of shares of Company Common Stock were reserved for issuance pursuant to the Rights Agreement between the Company and The Chase Manhattan Bank (as successor in interest to the Manufacturers Hanover Trust Company), dated as of June 14, 1990, as amended, as in effect on the date hereof (the "Rights Agreement"), and a sufficient number of shares of Company Common Stock were reserved for issuance pursuant to the Option Agreement (D) no shares of Company Preferred Stock were reserved for issuance except pursuant to the Rights Agreement, and (E) no shares of Company Common Stock were held by the Company in its treasury or by its Subsidiaries. All outstanding shares of Company Common Stock and Company Preferred Stock are validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares held by the Company in its treasury or by its Subsidiaries, are free and clear of all liens, claims, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares. The Disclosure Letter sets forth a complete and accurate list of all options to purchase Company Common Stock that have been issued pursuant to the Company Option Plans including the dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to option for each grant.

                  (ii) As of the date of this Agreement, except for this Agreement, the Option Agreement and as set forth in the Disclosure Letter, neither the Company nor any of its Subsidiaries has or is bound by any outstanding options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.

         (c) Authority. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the requisite vote of the stockholders of the Company and receipt of all required regulatory or governmental approvals as contemplated by Section 5.01(b) of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and, subject to the approval of this Agreement by the stockholders of the Company, the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

         (d) Fairness Opinion. The Company has received the opinion of Sandler O'Neill & Partners, L.P. to the effect that, as of the date hereof, the Merger Consideration to be received by the stockholders of the Company is fair, from a financial point of view, to such stockholders.

         (e) No Violations. Subject to approval of this Agreement by the Company's stockholders, the execution, delivery and performance of this Agreement by the Company do not, the execution, delivery and performance of the Option Agreement by the Company will not and the consummation of the transactions contemplated hereby or thereby by the Company will not, constitute
(i) a breach or violation of, or a default under, any law, including any Environmental Law (as defined in Section 2.03(s)), rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or any Subsidiary of the Company or to which the Company or any of its Subsidiaries (or any of their respective properties) is subject, (ii) a breach or violation of, or a default under, the organization certificate or articles of incorporation or bylaws of the Company or any Subsidiary of the Company or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Company or any Subsidiary of the Company under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company or any Subsidiary of the Company is a party, or to which any of their respective properties or assets may be bound or affected; and the consummation of the transactions contemplated hereby by the Company or, upon its execution and delivery, by the Option Agreement will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers referred to in Section 5.01(b), (ii) the approval of the stockholders of the Company referred to in
Section 2.01(d) and (iii) such approvals, consents or waivers as are required under the federal and state securities or "blue sky" laws in connection with the transactions contemplated by this Agreement or the Option Agreement.

         (f) Consents. Except as referred to herein or in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Act of 1933, as amended (the
"Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Home Owners' Loan Act of 1933, as amended (the "HOLA"), the Bank Merger Act, as amended (the "BMA"), the FDIA, the NYBL, the rules and regulations of the OTS, and the environmental, corporation, securities or "blue sky" laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any other party is necessary for the consummation by the Company of the Merger or the other transactions contemplated by this Merger Agreement. As of the date hereof, the Company knows of no reason why the approvals, consents and waivers of governmental authorities referred to in this Section 2.03(f) that are required to be obtained should not be obtained without the imposition of any condition or restriction referred to in the last sentence in Section 5.01(b).

         (g) Reports. (i) As of their respective dates, neither the Company's Annual Report on Form F-2 for the fiscal year ended December 31, 1996, nor any other document filed subsequent to December 31, 1996 under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, each in the form (including exhibits and any documents specifically incorporated by reference therein) filed with the FDIC or the Securities and Exchange Commission (the "SEC") (collectively, the "Company's Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets contained or incorporated by reference in the Company's Reports (including in each case any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of income and of changes in stockholders' equity and of cash flows, contained or incorporated by reference in the Company's Reports (including in each case any related notes and schedules), fairly presented the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

                  (ii) The Company and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1992 with (A) the Banking Department of the State of New York, (B) the FDIC, (C) the National Association of Securities Dealers, Inc. (the "NASD"), and (D) any other self-regulatory organization ("SRO"), and have paid all fees and assessments due and payable in connection therewith.

         (h) Absence of Certain Changes or Events. Except as disclosed in the Company's Reports filed on or prior to the date of this Agreement, true and complete copies of which have been provided by the Company to the Parent, since December 31, 1996, and except in connection with the formation of a holding company for the Company (which exception shall not include the consummation of such holding company formation) (i) the Company and its Subsidiaries have not incurred any liability, except in the ordinary course of their business consistent with past practice, (ii) the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and (iii) there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Company.

         (i) Taxes. All federal, state, local and foreign tax returns required to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted, and all other taxes required to be paid by the Company or any of its Subsidiaries, have been paid in full or adequate provision has been made for any such taxes on the Company's balance sheet (in accordance with generally accepted accounting principles). For purposes of this Section 2.03(i), the term "taxes" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency, or refund litigation with respect to any taxes of the Company or any of its Subsidiaries, and no claim has been made by any authority in a jurisdiction where the Company or any of its Subsidiaries do not file tax returns that the Company or any such Subsidiary is subject to taxation in that jurisdiction. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to the Company or any of its Subsidiaries have been paid in full or adequate provision has been made for any such taxes on the Company's balance sheet (in accordance with generally accepted accounting principles). The Company and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. The Company and each of its Subsidiaries has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and the Company and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Internal Revenue Code of 1986 (the "Code") and similar applicable state and local information reporting requirements.

         (j) Absence of Claims. No litigation, proceeding, controversy, claim or action before any court or governmental agency is pending, against the Company or any of its Subsidiaries and, to the best of the Company's knowledge, no such litigation, proceeding, controversy, claim or action has been threatened.

         (k) Absence of Regulatory Actions. Neither the Company nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any action, proceeding, order or directive by, or is a recipient of any extraordinary supervisory letter from, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits (the "Government Regulators") nor has it been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar undertaking.

         (l) Agreements. (i) Except for the Option Agreement and arrangements made in the ordinary course of business, the Company and its Subsidiaries are not bound by any material contract (as defined in Section 335.312 of the rules and regulations of the FDIC) to be performed after the date hereof that has not been filed with or incorporated by reference in the Company's Reports. Except as disclosed in the Company's Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to an oral or written
(A) consulting agreement (other than data processing, software programming and licensing contracts entered into in the ordinary course of business) not terminable on thirty (30) days' or less notice, (B) agreement with any executive officer or other key employee of the Company or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Agreement or the Option Agreement, (C) agreement with respect to any employee or director of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than sixty (60) days or for the payment of in excess of $30,000 per annum, (D) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Option Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Option Agreement or (E) agreement containing covenants that limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, the Company (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required bylaw or any regulatory agency).

                  (ii) Neither the Company nor any of its Subsidiaries is in default under or in violation of any provision, and is not aware of any fact or circumstance that would constitute a default or violation, of any note, bond, indenture, mortgage, deed of trust, loan agreement or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject.

                  (iii) The Company and each of its Subsidiaries owns or possesses valid and binding license and other rights to use without payment all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses and neither the Company nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Each of the Company and its Subsidiaries has performed all the obligations required to be performed by it and are not in default under any contact, agreement, arrangement or commitment relating to any of the foregoing.

         (m) Labor Matters. Neither the Company nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is the management of the Company aware of any strike, other labor dispute or organizational effort involving the Company or any of its Subsidiaries pending or threatened. The Company and its Subsidiaries are in compliance with applicable laws regarding employment of employees and retention of independent contractors, and are in compliance with applicable employment tax laws.

         (n) Employee Benefit Plans. The Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements, arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers, or other employees of the Company or any of its Subsidiaries (hereinafter referred to collectively as the "Employee Plans"). All of the Employee Plans
comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which is likely to result in the imposition of any penalties or taxes under Section 502(i) of ERISA or Section 4975 of the Code upon the Company or any of its Subsidiaries. No liability, to the Pension Benefit Guaranty Corporation, has been or is expected by the Company or any of its Subsidiaries to be incurred with respect to any Employee Plan which is subject to Title IV of ERISA ("Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by the Company or any entity which is considered one employer with the Company under Section 4001(b)(1) of ERISA or
Section 414 of the Code (an "ERISA Affiliate"). No Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Pension Plan exceeds the present value of the "benefit liabilities" (as defined in
Section 4001(a)(16) of ERISA) under such Pension Plan as of the end of the most recent plan year with respect to the respective Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Pension Plan within the 12-month period ending on the date hereof. Neither the Company nor any Subsidiary of the Company has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Neither the Company, its Subsidiaries, nor any ERISA Affiliate has contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980. Each Employee Plan of the Company or of any of its Subsidiaries which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Qualified Plan") has received a favorable determination letter from the Internal Revenue Service (the "IRS") and the Company and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each Qualified Plan which is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder in all material respects and any assets of any such Qualified Plan that are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness. There is no pending or, to the knowledge of the Company, threatened litigation, administrative action or proceeding relating to any Employee Plan. There has been no announcement or commitment by the Company or any Subsidiary of the Company to create an additional Employee Plan, or to amend an Employee Plan except for amendments required by applicable law which do not materially increase the cost of such Employee Plan; and except as specifically identified on the Disclosure Letter, the Company and its Subsidiaries do not have any obligations for post-retirement or post-employment benefits under any Employee Plan that cannot be amended or terminated upon no more than sixty (60) days' notice without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code. With respect to the Company or any of its Subsidiaries, except as specifically identified on the Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by the Company or any Subsidiary of the Company to any person which is an "excess parachute payment" (as defined in Section 280G of the Code), increase or secure (by way of a trust or other vehicle) any benefits payable under any Employee Plan other than a Pension Plan, or except to the extent contemplated by Sections 1.09 and 4.03 accelerate the time of payment or vesting of any such benefit. With respect to each Employee Plan, the Company has supplied to the Parent a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the IRS for the most recent three plan years, (B) such Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such Employee Plan, including amendments thereto, if the Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Employee Plan is a Pension Plan and any subsequent changes to the actuarial assumptions contained therein and (F) the most recent determination letter issued by the IRS if such Employee Plan is a Qualified Plan.

         (o) Termination Benefits. The Disclosure Letter contains a complete and accurate schedule showing the present value as of September 30, 1997 of the monetary amounts payable and identifying the in-kind benefits due under the Specified Compensation and Benefit Programs (as defined herein) for each Named Individual (as defined herein) individually and for all persons other than the Named Individuals as a group. For purposes hereof, "Specified Compensation and Benefit Programs" shall include all employment agreements, change in control agreements, severance or special termination agreements, severance plans, pension, retirement or deferred compensation plans for non-employee directors, supplemental executive retirement programs, tax indemnification agreements, outplacement programs, cash bonus programs, stock appreciation right, phantom stock or stock unit plan, and health, life, disability and other insurance or welfare plans, but shall not include any tax-qualified pension, profit-sharing or employee stock ownership plan or any Outstanding Company Options. For purposes hereof, "Named Individual" shall include each non-employee director of the Company or any of its subsidiaries and each executive officer of the Company. For purposes of preparing the Disclosure Letter, the present value of the benefits payable under the Specified Compensation and Benefit Programs shall be determined as follows: (i) it shall be assumed that a change of control of the Company occurs on September 30, 1997 and that each person entitled to benefits under the Specified Compensation and Benefit Programs is discharged as of September 30, 1997; (ii) it shall be assumed that all compensation levels remain constant; (iii) it shall be assumed that the present value of any payment or benefit which would be due and payable before November 1, 1997 is equal to the amount of such payment or the cost of such benefit; (iv) the present value of any payment or benefit that would be due and payable after November 1, 1997 shall be computed using the interest rate specified by the applicable plan for purposes of valuing lump sum payments or if no rate is specified an assumed interest rate of 6% per annum, compounded annually; and (v) that all accrued benefits under all tax-qualified plans are 100% vested. Except as set forth in the Disclosure Letter, the entire present value of the benefits payable under the Specified Compensation and Benefit Programs has been accrued as a liability on the financial statements of the Company as of December 31, 1996.

         (p) Title to Assets. The Company and each of its Subsidiaries has good and marketable title to its properties and assets other than property as to which it is lessee, in which case the related lease is valid and in full force and effect. Each lease pursuant to which the Company or any of its Subsidiaries is lessor is valid and in full force and effect and no lessee under any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of the Company and each of its Subsidiaries are in a good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by the Company to be adequate for the current business of the Company and its Subsidiaries.

         (q) Compliance with Laws. The Company and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of the Company, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of the Company have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any federal or state regulatory authority having jurisdiction over insured depositary institutions or their holding companies, the SEC, the NASD, or any other SRO (each, a "Governmental Entity"). The business of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule or decree approval of any Governmental Entity.

         (r) Fees. Other than financial advisory services performed for the Company by Sandler O'Neill & Partners, L.P., pursuant to an agreement, a true and complete copy of which has been previously delivered to the Parent, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions, or finder's fees, and no broker or finder has acted directly or indirectly for the Company or any Subsidiary of the Company, in connection with the Agreement or the transactions contemplated hereby.

         (s) Environmental Matters. (i) With respect to the Company and each of its Subsidiaries:

                           (A) Each of the Company and its Subsidiaries, the Participation Facilities, and, to the Company's knowledge, the Loan Properties (each as defined herein) are, and have been, in substantial compliance with all Environmental Laws (as defined herein);

                           (B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Company's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of its Subsidiaries or any current or, to the Company's knowledge, former Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or
         (y) relating to the Release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries or any Participation Facility;

                           (C) To the Company's knowledge, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or the Company or any of its Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the Release into the environment of any Hazardous Material whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                           (D) To the Company's knowledge, the properties currently or formerly owned or operated by the Company or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material other than in compliance with applicable Environmental Law (provided, however, that with respect to properties formerly owned or operated by the Company or any of its Subsidiaries, such representation is limited to the period the Company or any such Subsidiary owned or operated such properties);

                           (E) None of the Company or any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party relating to Hazardous Materials or Remediation (as defined herein) thereof or indicating that it may be in violation of, or liable under, any Environmental Law, or any actual or, to the Company's knowledge, potential administrative or judicial proceedings in connection with any of the foregoing;

                           (F) To the Company's knowledge, there are no underground storage tanks on, in or under any properties currently or formerly owned or operated by the Company or any of its Subsidiaries, any Participation Facility or any Loan Property and no underground storage tanks have been closed or removed from any properties currently or formerly owned or operated by the Company or any of its Subsidiaries, any Participation Facility or any Loan Property which are or have been in the ownership of the Company or any of its Subsidiaries; and

                           (G) To the Company's knowledge,  during the period of
         (l) the Company or any of its Subsidiaries' ownership or operation of any of their respective current or formerly owned properties, (m) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility, or (n) its or any of its Subsidiaries' holding of a security interest in a Loan Property, there has been no Release and there is currently no threatened Release of Hazardous Material in, on, under, affecting or migrating to such properties. To the Company's knowledge, prior to the period of (x) the Company's or any of its Subsidiaries' ownership or operation of any of their respective current properties, (y) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) the Company's or any of its Subsidiaries' holding of a security interest in a Loan Property, there was no Release of Hazardous Material in, on, under, affecting or migrating to any such property, Participation Facility or Loan Property.

                  (ii) The  following  definitions  apply for  purposes  of this
Section 2.03(s): (u) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (v) "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (w) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any governmental entity, (A) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of,

Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material and (iii) any state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of "Hazardous Substances" or other environmental condition of the Loan Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Loan Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Loan Property; (x) "Hazardous Material" means any substance (whether solid, liquid or gas) which is listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, extremely hazardous wastes, or words of similar meanings or regulatory effect under any Environmental Laws, including, but not limited to, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl, flammables and explosives;
(y) "Release" of any Hazardous Material includes, but is not limited to, any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials in violation of or requiring action under any applicable Environmental Law; and (z) "Remediation" includes, but is not limited to, any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, any actions to prevent, cure or mitigate any Release of

Hazardous Materials, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Materials.

         (t) Loan Portfolio; Allowance; Asset Quality. (i) With respect to each loan owned by the Company or its Subsidiaries in whole or in part (each, a "Loan"), to the best knowledge of the Company:

                           (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                           (B) neither the Company nor any of its Subsidiaries nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, cancelled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                           (C) the Company or a Subsidiary is the sole holder of legal and beneficial title to each Loan (or the Company's applicable participation interest, as applicable), except as otherwise referenced on the books and records of the Company;

                           (D) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, cancelled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                           (E) there is no pending, threatened condemnation proceeding or similar proceeding affecting the property which serves as security for a Loan, except as otherwise referenced on the books and records of the Company;

                           (F) there is no litigation or proceeding pending, threatened, relating to the property which serves as security for a Loan that would have a Material Adverse Effect upon the related Loan; and

                           (G) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable.

                  (ii) The allowance for possible losses reflected in the Company's audited statement of condition at December 31, 1996 was, and the allowance for possible losses shown on the balance sheets in its Reports for periods ending after December 31, 1996 will be, adequate, as of the dates thereof, under generally accepted accounting principles applicable to savings banks consistently applied.

                  (iii) The Disclosure Letter sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of the Company and its Subsidiaries that have been classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" (in the latter two cases, to the extent available) or words of similar import, and the Company and its Subsidiaries shall promptly after the end of any month inform the Parent of any such classification arrived at any time after the date hereof. The Other Real Estate Owned ("OREO") included in any non-performing assets of the Company or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

         (u) Deposits. None of the deposits of the Company or any of its Subsidiaries is a "brokered" deposit.

         (v)  Antitakeover   Provisions   Inapplicable.   The  Company  and  its
Subsidiaries have taken all actions required to exempt the Company, the Agreement, the Merger and the Option Agreement from any provisions of an antitakeover nature in their organization certificate and bylaws and the provisions of any federal or state "antitakeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

         (w) Material Interests of Certain Persons. Except as disclosed in the Company's Proxy Statement for its 1997 Annual Meeting of Stockholders, no officer or director of the Company, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company or any of its Subsidiaries. No such interest has been created or modified since the date of the last regulatory examination of the Company.

         (x) Insurance. The Company and its Subsidiaries are presently insured, and since December 31, 1994, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by the Company and its Subsidiaries are in full force and effect, the Company and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

         (y) Investment Securities; Borrowings. (i) Except for investments in Federal Home Loan Bank Stock and pledges to secure Federal Home Loan Bank borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as "held to maturity," none of the investments reflected in the consolidated balance sheet of the Company included in the Company's Report on Form F-2 for the quarter ended December 31, 1996, and none of the investment securities held by it or any of its Subsidiaries since December 31, 1996, is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                  (ii) Except as set forth in the Disclosure Letter, neither the Company nor any Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the consolidated statements of condition and is a derivative contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) in the Disclosure Letter or disclosed in its Reports filed on or prior to the date hereof.

                  (iii) Set forth in the Disclosure Letter is a true and correct list of the Company's borrowed funds (excluding deposit accounts) as of the date hereof.

         (z) Indemnification. Except as provided in the Company's Employment Agreements or the organization certificate or bylaws of the Company, neither the Company nor any Company Subsidiary is a party to any indemnification agreement with any of its present or future directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of the Company (a "Covered Person"), and, except as set forth in the Disclosure Letter, to the best knowledge of the Company, there are no claims for which any Covered Person would be entitled to indemnification under the organization certificate or bylaws of the Company or any Subsidiary of the Company, applicable law regulation or any indemnification agreement.

         (aa) Books and Records. The books and records of the Company and its Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

         (bb) Corporate Documents. The Company has delivered to the Parent true and complete copies of its organization certificate and bylaws. The minute books of the Company constitute a complete and correct record of all actions taken by the board of directors of the Company (and each committee thereof) and the stockholders of the Company. The minute books of each of the Company's Subsidiaries constitutes a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the stockholders of each such Subsidiary.

         (cc) Liquidation Account. The Merger will not result in any payment or distribution payable out of the Liquidation Account of the Company.

         (dd) Tax Treatment of the Merger. As of the date hereof, the Company has no knowledge of any fact or circumstance that would prevent the transactions contemplated by this Agreement from qualifying as a tax-free reorganization under the Code.

         Section 2.04 Representations and Warranties of the Parent. Subject to Sections 2.01 and 2.02, the Parent represents and warrants to the Company that:

         (a) Organization. (i) The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a savings and loan holding company duly registered with the OTS under the HOLA. The Association is a savings and loan association duly incorporated, validly existing and in good standing under the laws of the United States of America. Each Subsidiary of the Association is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Parent, the Association and the Association's Subsidiaries has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The only Subsidiary of the Parent is the Association.

                  (ii) The Parent, the Association and each Subsidiary of the Association is duly qualified and is in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

                  (iii) The Disclosure Letter sets forth all of the Subsidiaries of the Association and all entities (whether corporations, partnerships, or similar organizations), including the corresponding percentage ownership in which the Association owns, directly or indirectly, 5% or more of the ownership interests as of the date of this Agreement and indicates for each Subsidiary, as of the such date, its jurisdiction of organization and the jurisdiction wherein it is qualified to do business. All such Subsidiaries and ownership interests are in compliance with all applicable laws, rules and regulations relating to direct investments in equity ownership interests. The Association owns, either directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries. No Subsidiary of the Association is an "insured depositary institution" as defined in the Federal Deposit Insurance Act, as amended (the "FDIA"), and applicable regulations thereunder. All of the shares of capital stock of each of the Subsidiaries held by the Association or by another Subsidiary of the Association are fully paid, nonassessable and not subject to any preemptive rights and are owned by the Association or a Subsidiary of the Association free and clear of any claims, liens, encumbrances or restrictions (other than those imposed by applicable federal and state securities laws) and there are no agreements or understandings with respect to the voting or disposition of any such shares.

                  (iv) The deposits of the Association are insured by the Savings Association Insurance Fund of the FDIC to the extent provided in the FDIA.

         (b) Capital Structure. (i) The authorized capital stock of the Parent consists of 70,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (the "Parent Series B Preferred
Stock"). As of the date of this Agreement, (A) 26,361,704 shares of Parent Common Stock were issued and 21,230,708 were outstanding, (B) no shares of Parent Series B Preferred Stock were outstanding ; (C) no shares of Parent Common Stock were reserved for issuance except that 300,000 shares of Parent Common Stock were reserved for issuance pursuant to the Parent's dividend reinvestment plan, (D) no shares of Parent Series B Preferred Stock were reserved for issuance except pursuant to Parent's rights agreement and (E) 5,130,996 shares of Parent Common Stock were held by the Parent in its treasury or by its subsidiaries. The authorized capital stock of the Association consists of 35,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of the date of this Agreement, 1,000 shares of such common stock were outstanding, no shares of such preferred stock were outstanding and all outstanding shares of such common stock were, and as of the Effective Time will be, owned by the Parent. All outstanding shares of capital stock of the Parent and the Association are, validly issued, fully paid and nonassessable and not subject to any preemptive rights and, with respect to shares held by the Parent in its treasury or by its Subsidiaries, are free and clear of all liens, encumbrances or restrictions (other than those imposed by applicable federal or state securities laws) and there are no agreements or understandings with respect to the voting or disposition of such shares.

                  (ii) As of the date of this Agreement, except for this Agreement, and as set forth in the Disclosure Letter, neither the Parent nor any of its Subsidiaries has or is bound by any outstanding options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating the Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of the Parent or any of its Subsidiaries or obligating the Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of the Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Parent or any of its Subsidiaries.

         (c) Authority. Each of the Parent and the Association has the requisite corporate power and authority and subject to approval of this Agreement by the requisite vote of the stockholders of the Parent and receipt of all required regulatory or governmental approvals as contemplated by Section 5.01(b) of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and, subject to the approval of this Agreement by the stockholders of the Parent, the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate actions on the part of the Parent and the Association. This Agreement has been duly executed and delivered by the Parent and the Association and constitutes a valid and binding obligation of the Parent and the Association, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

         (d) Fairness Opinion. The Parent has received the written opinion of Merrill Lynch & Co. to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the stockholders of the Parent.

         (e) No Violations. Subject to approval of this Agreement by the Parent's stockholders, the execution, delivery and performance of this Agreement by the Parent or the Association do not, and the consummation of the transactions contemplated hereby will not, constitute (i) a breach or violation of, or a default under, any law, including any Environmental Law rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Parent or the Association or to which the Parent or the Association (or any of their respective properties) is subject, or enable any person to enjoin the Merger or the other transactions contemplated hereby, (ii) a breach or violation of, or a default under, the certificate or articles of incorporation or bylaws of the Parent or the Association or (iii) a breach or violation of, or a default under (or an event which with due notice or lapse of time or both would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of the Parent or the Association under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Parent or the Association is a party, or to which any of its respective properties or assets may be bound or affected; and the consummation of the transactions contemplated hereby will not require any approval, consent or waiver under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the approval, consent or waiver of any other party to any such agreement, indenture or instrument, other than (i) the required approvals, consents and waivers of governmental authorities referred to in Section 5.01(b), (ii) the approval of the stockholders as the Parent referred to in Section 2.04(d). The Parent and the Association know of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 5.01(b) should not be obtained without the imposition of any material conditions or restrictions.

         (f) Consents. Except as referred to herein or in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act, the HOLA, the BMA, the FDIA, the rules and regulations of the OTS, and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any other party is necessary for the consummation by the Parent or the Association of the Merger or the other transactions contemplated by this Merger Agreement. As of the date hereof, the Parent knows of no reason why the approvals, consents and waivers of governmental authorities referred to in this
Section 2.04(f) that are required to be obtained should not be obtained without the imposition of any material condition or restriction referred to in the last sentence of 5.01(b).

         (g) Access to Funds. The Parent and the Association have, or on the Closing Date (as defined herein) will have, access to all funds necessary to consummate the Merger and pay the aggregate Merger Consideration.

         (h) Reports. (i) As of their respective dates, neither the Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, nor any other document filed subsequent to December 31, 1996 under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, each in the form (including exhibits and any documents specifically incorporated by reference therein) filed with the SEC (collectively, the "Parent Reports"), contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets contained or incorporated by reference in the Parent's Reports (including in each case any related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of income and of changes in stockholders' equity and of cash flows, contained or incorporated by reference in the Parent's Reports (including in each case any related notes and schedules), fairly presented the results of operations, stockholders' equity and cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments that are not material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

                  (ii) The Parent and each of its Subsidiaries have each timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1992 with (A) the OTS, (B) the SEC, (C) the NASD and (D) any other self-regulatory organization, and have paid all fees and assessments due and payable in connection therewith.

         (i) Absence of Certain Changes or Events. Except as disclosed in the Parent's Reports filed on or prior to the date of this Agreement, true and complete copies of which have been provided by the Parent to the Company, since December 31, 1996, (i) the Parent and its Subsidiaries have not incurred any liability, except in the ordinary course of their business consistent with past practice, (ii) the Parent and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and (iii) there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect on the Parent.

         (j) Absence of Claims. No litigation, proceeding or controversy claim or action before any court or governmental agency is pending against the Parent, the Association or any of its Subsidiaries, and, to the best of the Parent's knowledge, no such litigation, proceeding, controversy, claim or action has been threatened.

         (k) Absence of Regulatory Actions. Neither the Parent, the Association nor any of its Subsidiaries is a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar written undertaking to, or is subject to any action, proceeding order or directive by, or is a recipient of any extraordinary supervisory letter from any Government Regulator, nor has it been advised by any Governmental Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar written undertaking.

         (l) Parent Common Stock. The shares of Parent Common Stock and shares of Parent Series B Preferred Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

         (m) Labor Matters. Neither the Parent, the Association nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is the Parent, the Association or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel the Parent, the Association or any of its Subsidiaries to bargain with any labor organization as to wages and conditions of employment, nor is the management of the Parent aware of any strike, other labor dispute or organizational effort involving the Parent, the Association or any of its Subsidiaries pending or threatened. The Parent, the Association and its Subsidiaries are in compliance with applicable laws regarding employment of employees and retention of independent contractors, and are in compliance with applicable employment tax laws.

         (n) Employee Benefit Plans. The Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements, arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers, or other employees of the Parent or any of its Subsidiaries (hereinafter referred to collectively as the "Parent Employee Plans"). All of the Parent Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws; there has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which is likely to result in the imposition of any penalties or taxes under
Section 502(i) of ERISA or Section 4975 of the Code upon the Parent or any of its subsidiaries. No liability, to the Pension Benefit Guaranty Corporation, has been or is expected by the Parent or any of its Subsidiaries to be incurred with respect to any Parent Employee Plan which is subject to Title IV of ERISA ("Parent Pension Plan"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by the Parent or any entity which is considered one employer with the Parent under
Section 4001(b)(1) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). No Parent Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA (whether or not waived)) as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Parent Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Parent Pension Plan as of the end of the most recent plan year with respect to the respective Parent Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Parent Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Parent Pension Plan within the 12-month period ending on the date hereof. Neither the Parent nor any Subsidiary of the Parent has provided, or is required to provide, security to any Parent Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code. Neither the Parent, its Subsidiaries,



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
nor any ERISA Affiliate has contributed to any "multiemployer plan", as defined in Section 3(37) of ERISA, on or after September 26, 1980. Each Parent Employee Plan of the Parent or of any of its Subsidiaries which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the Code (a "Parent Qualified Plan") has received a favorable determination letter from the IRS and the Parent and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the Parent, threatened litigation, administrative action or proceeding relating to any Parent Employee Plan.

         (o) Compliance with Laws. The Parent, the Association and each of its Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and, to the best knowledge of the Parent, no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of the Parent have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental Entity. The business of the Parent and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, order, writ, rule or decree approval of any Governmental Entity.

         (p) Fees. Other than the financial advisory services performed for the Parent by Merrill Lynch & Co., pursuant to an agreement, a true and complete copy of which has been previously delivered to the Company, neither the Parent, the Association nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokage fees, commissions, or finder's fee, and no broker or finder has acted directly or indirectly for the purchase of any Subsidiary of the Parent, in connection with the Agreement or the transactions contemplated hereby.

         (q) Environmental Matters. (i) With respect to the Parent and each of its Subsidiaries:

                           (A) Each of the Parent and its Subsidiaries, the Participation Facilities, and, to the Parent's knowledge, the Loan Properties (each as defined herein) are, and have been, in substantial compliance with all Environmental Laws (as defined herein);

                           (B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Parent's knowledge, threatened, before any court, governmental agency or board or other forum against it or any of its Subsidiaries or any current or, to the Parent's knowledge, former Participation Facility (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the Release (as defined herein) into the environment of any Hazardous Material (as defined herein), whether or not occurring at or on a site owned, leased or operated by it or any of its Subsidiaries or any Participation Facility;

                           (C) To the Parent's knowledge, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened, before any court, governmental agency or board or other forum relating to or against any Loan Property (or the Parent or any of its Subsidiaries in respect of such Loan Property) (x) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the Release into the environment of any Hazardous Material whether or not occurring at or on a site owned, leased or operated by a Loan Property;

                           (D) To the Parent's knowledge, the properties currently or formerly owned or operated by the Parent or any of its Subsidiaries (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties, and buildings thereon) do not contain any Hazardous Material other than in compliance with applicable Environmental Law (provided, however, that with respect to properties formerly owned or operated by the Parent or any of its Subsidiaries, such representation is limited to the period the Parent or any such Subsidiary owned or operated such properties);

                           (E) None of the Parent or any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any federal, state, local or foreign governmental entity or any third party relating to Hazardous Materials or Remediation (as defined herein) thereof or indicating that it may be in violation of, or liable under, any Environmental Law, or any actual or, to the Parent's knowledge, potential administrative or judicial proceedings in connection with any of the foregoing;

                           (F) To the Parent's knowledge, there are no underground storage tanks on, in or under any properties currently or formerly owned or operated by the Parent or any of its Subsidiaries, any Participation Facility or any Loan Property and no underground storage tanks have been closed or removed from any properties currently or formerly owned or operated by the Parent or any of its Subsidiaries, any Participation Facility or any Loan Property which are or have been in the ownership of the Parent or any of its Subsidiaries; and

                           (G) To the Parent's  knowledge,  during the period of
         (l) the Parent or any of its Subsidiaries' ownership or operation of any of their respective current or formerly owned properties, (m) the Parent's or any of its Subsidiaries' participation in the management of any Participation Facility, or (n) its or any of its Subsidiaries' holding of a security interest in a Loan Property, there has been no Release and there is currently no threatened Release of Hazardous Material in, on, under, affecting or migrating to such properties. To the Parent's knowledge, prior to the period of (x) the Parent's or any of its Subsidiaries' ownership or operation of any of their respective current properties, (y) the Parent's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) the Parent's or any of its Subsidiaries' holding of a security interest in a Loan Property, there was no Release of Hazardous Material in, on, under, affecting or migrating to any such property, Participation Facility or Loan Property.

                  (ii) The  following  definitions  apply for  purposes  of this
Section 2.04(q): (u) "Loan Property" means any property in which the applicable party (or a Subsidiary of it) holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (v) "Participation Facility" means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (w) "Environmental Law" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any governmental entity, (A) relating to the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation,
(i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now or hereafter in effect, (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material and (iii) any state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Loan Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Loan Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Loan Property; (x) "Hazardous Material" means any substance (whether solid, liquid or gas) which is listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, extremely hazardous wastes, or words of similar meanings or regulatory effect under any Environmental Laws, including, but not limited to, oil or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl, flammables and explosives; (y) "Release" of any Hazardous Material includes, but is not limited to, any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials in violation of or requiring action under any applicable Environmental Law; and (z) "Remediation" includes, but is not limited to, any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, any actions to prevent, cure or mitigate any Release of Hazardous Materials, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Materials.

         (r) Loan Portfolio; Allowance; Asset Quality. (i) With respect to each loan owned by the Parent, the Association or its Subsidiaries in whole or in part (each, a "Loan"), to the best knowledge of the Parent:

                           (A) the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

                           (B) neither the Parent, the Association nor any of its Subsidiaries nor any prior holder of a Loan has modified the note or any of the related security documents in any material respect or satisfied, cancelled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                           (C) the Parent, the Association or a Subsidiary is the sole holder of legal and beneficial title to each Loan (or the Association's applicable participation interest, as applicable); except as otherwise referenced on the books and records of the Association;

                           (D) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, cancelled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                           (E) there is no pending, threatened condemnation proceeding or similar proceeding affecting the property which serves as security for a Loan; except as otherwise referenced on the books and records of the Association;

                           (F) there is no litigation or proceeding pending, threatened, relating to the property which serves as security for a Loan that would have a Material Adverse Effect upon the related Loan; and

                           (G) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable.

                  (ii) The allowance for possible losses reflected in the Parent's audited statement of condition at December 31, 1996 was, and the allowance for possible losses shown on the balance sheets in its Reports for periods ending after December 31, 1996 will be, adequate, as of the dates thereof, under generally accepted accounting principles applicable to federal savings and loan associations consistently applied.

                  (iii) The Disclosure Letter sets forth by category the amounts of all loans, leases, advances, credit enhancements, other extensions of credit, commitments and interest-bearing assets of the Association and its Subsidiaries that have been classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans" (in the latter two cases, to the extent available) or words of similar import, and the Association and its Subsidiaries shall promptly after the end of any month inform the Company of any such classification arrived at any time after the date hereof. The OREO included in any non-performing assets of the Association or any of its Subsidiaries is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; provided, however, that "current" shall mean within the past 12 months.

         (s) Investment Securities. (i) Except for investments in Federal Home Loan Bank Stock and pledges to secure Federal Home Loan Bank borrowings and reverse repurchase agreements entered into in arms-length transactions pursuant to normal commercial terms and conditions and entered into in the ordinary course of business and restrictions that exist for securities to be classified as "held to maturity," none of the investments reflected in the consolidated balance sheet of the Parent included in the Parent's Report on Form 10-K for the year ended December 31, 1996, and none of the investment securities held by it or any of its Subsidiaries since December 31, 1996, is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                  (ii) Except as set forth in the Disclosure Letter, neither the Parent nor any Subsidiary is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the consolidated statements of condition and is a derivative contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and listed (as of the date hereof) in the Disclosure Letter or disclosed in its Reports filed on or prior to the date hereof.

         (t) Registration Statement. The information to be supplied by it for inclusion in (i) the Registration Statement on Form S-4 and/or such other form(s) as may be appropriate to be filed under the Securities Act, with the SEC by the Parent for the purpose of, among other things, registering the Parent Common Stock to be issued to the Stockholders of the Company in the Merger (the "Registration Statement"), or (ii) the proxy statement to be filed with the FDIC by the Company under the Exchange Act and distributed in connection with the Company's meeting of its Stockholders to vote upon this Agreement (as amended or supplemented from time to time, the "Proxy Statement", and together with the prospectus included in the Registration Statement, as amended or supplemented from time to time, the "Proxy Statement-Prospectus") will not, at the time such Registration Statement becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         (u) Books and Records. The books and records of the Parent and its Subsidiaries have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

         (v) Corporate Documents. The Parent has delivered to the Company true and complete copies of its certificate of incorporation and bylaws and of the Association's charter and bylaws. The minute books of the Parent and the Association constitute a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the stockholders of the Parent and the Association. The minute books of each of the Parent's Subsidiaries constitutes a complete and correct record of all actions taken by the respective boards of directors (and each committee thereof) and the stockholders of each Subsidiary.

         (w) Beneficial Ownership of Company Common Stock. As of the date hereof, the Parent beneficially owns 240,000 shares of Company Common Stock and, other than as contemplated by the Option Agreement, does not have any option, warrant or right of any kind to acquire the beneficial ownership of any shares of Company Common Stock.

         (x) Tax Treatment of the Merger. As of the date hereof, the Parent has no knowledge of any fact or circumstance that would prevent the transactions contemplated by this Agreement from qualifying as a tax-free reorganization under the Code.

                                   ARTICLE III

                           CONDUCT PENDING THE MERGER

         Section 3.01 Conduct of the Company's Business Prior to the Effective Time. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall use commercially reasonable efforts to, and shall cause its Subsidiaries to use commercially reasonable efforts to, (i) conduct its business in the ordinary and usual course consistent with prudent banking practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of the Company, the Parent or the Association to perform its covenants and agreements on a timely basis under this Agreement, (iv) take no action which would adversely affect or delay the ability of the Company, the Parent or the Association to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, and (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on the Company.

         Section 3.02 Forbearance by the Company. Without limiting the covenants set forth in Section 3.01 hereof, during the period from the date of this Agreement to the Effective Time the Company shall not, and shall not permit any of its Subsidiaries, without the prior written consent of the Parent which shall not be unreasonably withheld, to:

         (a) complete any reorganization into a holding company structure or otherwise change its corporate structure from that in effect on the date hereof, or put into effect any change in any provisions of the organization certificate or bylaws of the Company, or any similar governing documents of the Company's Subsidiaries;

         (b) issue any shares of capital stock or change the terms of any outstanding stock options or warrants or issue, grant or sell any option, warrant, call, commitment, stock appreciation right, right to purchase or agreement of any character relating to the authorized or issued capital stock of the Company except pursuant to (i) the exercise of stock options or warrants as set forth in the Disclosure Letter, (ii) the Option Agreement; (iii) the terms of the certificate of designations of the Series A Preferred Stock (the "Series A Certificate of Designations") or (iv) pursuant to the terms of the Rights Agreement; adjust, split, combine or reclassify any capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock except for the Company's regular quarterly dividend of $0.05 per share and dividends payable pursuant to the Series A Certificate of Designations and the certificate of



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                                      -43-

designations of the Series B Preferred Stock. As promptly as practicable following the date of this Agreement, the Board of Directors of the Company shall cause its regular quarterly dividend record dates and payment dates to be the same as Parent's regular quarterly dividend record dates and payments dates for Parent Common Stock, and the Company shall not thereafter change its regular dividend payment dates and record dates. Nothing contained in this Section 3.02(b) or in any other Section of this Agreement shall be construed to permit holders of shares of the Company to receive two dividends either from the Company or from Parent or the Company and Parent in any one quarter or to deny or prohibit such holders from receiving one dividend from the Company or Parent in any quarter;

         (c) other than in the ordinary course of business consistent with past practice and pursuant to policies currently in effect, sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties, leases or assets to any individual, corporation or other entity other than a direct or indirect wholly owned Subsidiary of the Company or cancel, release or assign any indebtedness of any such person, except pursuant to contracts or agreements in force at the date of this Agreement and which have been described to the Parent;

         (d) except to the extent required by law or as disclosed in Section 3.02(d) of the Company's Disclosure Letter or specifically provided for elsewhere herein, increase in any manner the compensation or fringe benefits of any of its employees or directors other than general increases in compensation for non-officer employees in the ordinary course of business consistent with past practice that do not cause the aggregate annualized compensation of all of the Company's non-officer employees participating in the increase being granted, immediately following such increase, to exceed by more than 5% the aggregate total annual compensation expense of the Company with respect to such persons for the twelve month period ended March 31, 1997 and that do not cause the aggregate annual rates of base salaries of all of the Company's non-officer employees participating in the increase being granted to increase by more than 5% over such aggregate base salaries at March 31, 1997, or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or directors, or become a party to, amend or commit itself to or fund or otherwise establish any trust or account related to any Employee Plan (as defined in Section 2.03(n)) with or for the benefit of any employee or director; voluntarily accelerate the vesting of any stock options or other compensation or benefit; terminate or increase the costs to the Company or any Subsidiary of any Employee Plan; hire any employee with an annual compensation in excess of $50,000 or enter into any employment contract; or make any discretionary contributions to any Employee Plan;

         (e) except as contemplated by Section 4.02, change its method of accounting as in effect at December 31, 1996, except as required by changes in generally accepted accounting principles as concurred in writing by the Company's independent auditors;

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                                      -44-

         (f) other than in the ordinary course of business consistent with past practice in individual amounts not to exceed $50,000 and other than investments for the Company's portfolio made in accordance with Section 3.02(g), make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

         (g) make any investment in any debt security, including mortgage-backed and mortgage related securities, other than US government and US government agency securities with final maturities not greater than five years or mortgage-backed or mortgage related securities which would not be considered "high risk" securities pursuant to Thrift Bulletin Number 52 issued by the OTS, that are purchased in the ordinary course of business consistent with past practice;

         (h) enter into or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $100,000 per annum and other than contracts or agreements covered by Section 3.02(k);

         (i) settle any claim, action or proceeding involving any liability of the Company or any of its Subsidiaries for money damages in excess of $500,000 or material restrictions upon the operations of the Company or any of its Subsidiaries;

         (j) except in the ordinary course of business and in amounts less than $500,000, waive or release any material right or collateral or cancel or compromise any extension of credit or other debt or claim;

         (k) make, renegotiate, renew, increase, extend or purchase any (i) loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (A) in conformity with existing lending practices in amounts not to exceed $1,000,000 to any individual borrower or (B) loans or advances as to which the Company has a legally binding obligation to make such loan or advances as of the date hereof and a description of which has been provided by the Company in writing to the Parent prior to the execution of this Agreement; provided, however, that the Company may not make, renegotiate, renew, increase, extend or purchase any loan that is underwritten based on either no or limited verification of income or otherwise without full documentation customary for such a loan; or (ii) loans, advances or commitments to directors, officers or other affiliated parties of the Company or any of its Subsidiaries;

         (l) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case which are material, individually or in the aggregate, to the Company except in satisfaction of debts previously contracted;

         (m) incur any additional borrowings beyond those set forth on the Disclosure Letter other than short-term (two years or less) Federal Home Loan Bank borrowings and reverse repurchase agreements consistent with past practice, or pledge any of its assets to secure any borrowings other than as required pursuant to the terms of borrowings of the Company or any Subsidiary in effect at the date hereof or in connection with borrowings or reverse repurchase agreements permitted hereunder. Deposits shall not be deemed to be borrowings within the meaning of this paragraph;

         (n) make any capital expenditures in excess of $100,000 per expenditure from the date of this Agreement until the Effective Date other than pursuant to binding commitments existing on the date hereof, other than expenditures necessary to maintain existing assets in good repair;

         (o) make any investment or commitment to invest in real estate or in any real estate development project, other than real estate acquired in satisfaction of defaulted mortgage loans and investments or commitments approved by the Board of Directors of the Company prior to the date of this Agreement and disclosed in writing to the Parent;

         (p) except pursuant to commitments existing at the date hereof which have previously been disclosed in writing to the Parent, make any real estate loans secured by undeveloped land or real estate located outside the State of New York or make any construction loan;

         (q) establish or make any commitment relating to the establishment of any new branch or other office facilities other than those for which all regulatory approvals have been obtained; with respect to any such new branch or other office facility for which regulatory approval has been received, make any capital expenditures that in the aggregate would exceed the aggregate capital expenditures for such facilities indicated in the Company's 1997 capital budget, a copy of which has been provided to the Parent;

         (r)  organize,   capitalize,   lend  to  or  otherwise  invest  in  any
Subsidiary, or invest in or acquire a 10% or greater equity or voting interest in any firm, corporation or business enterprise;

         (s) elect to the Board of Directors of the Company any person who is not a member of the Board of Directors of the Company as of the date of this Agreement; or

         (t) agree or make any commitment to take any action that is prohibited by this Section 3.02.

         In the event that the Parent does not respond in writing to the Company within five business days of a written request for the Company to engage in any of the actions for which the Parent's prior written consent is required pursuant to this Section 3.02, the Parent shall be deemed to have consented to such action. Any request by the Company or response thereto by the Parent shall be made in accordance with the notice provisions of Section 8.07.

         Section 3.03 Conduct of the Parent's Business Prior to the Effective Time. Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, the Parent shall use commercially reasonable efforts to, and shall cause its Subsidiaries to use commercially reasonable efforts to, (i) conduct its business in the ordinary and usual course consistent with prudent banking practice; (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of the Company, the Parent or the Association to perform its covenants and agreements on a timely basis under this Agreement, (iv) take no action which would adversely affect or delay the ability of the Company, the Parent or the Association to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction, and (v) take no action that results in or is reasonably likely to have a Material Adverse Effect on the Parent. Without limiting the foregoing, during the period from the date of this Agreement to the Effective Time, the Parent shall not, without the prior written consent of the Company, which shall not be unreasonably withheld, make, declare or pay any cash dividends in an amount in excess of $0.25 per share quarter.

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                                      -47-

                                   ARTICLE IV

                                    COVENANTS

         Section 4.01 Acquisition Proposals. The Company agrees that neither it nor any of its Subsidiaries nor any of the respective officers and directors of the Company or its Subsidiaries shall, and the Company shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, (a) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or more than 10% of the assets or any equity securities of, the Company or any of its material Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, (b) except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised in writing by such board's counsel, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company will notify the Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company after the date hereof, and the identity of the person making such inquiry, proposal or offer and the substance thereof. Subject to the foregoing, the Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 4.01. The Company will promptly request each person (other than the Parent) that has executed a confidentiality agreement prior to the date hereof in connection with its consideration of a business combination with the Company or any Subsidiary of the Company to return or destroy all confidential information previously furnished to such person by or on behalf of the Company or any of its Subsidiaries.

         Section 4.02 Certain Policies of the Company.

         (a) At the request of the Parent, the Company shall modify and change its loan, litigation, real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices after the date on which all required regulatory approval and shareholder approvals are received and after receipt of written confirmation from the Parent that it is not aware of any fact or circumstance that would prevent completion of the Merger and prior to the Effective Time so as to be consistent on a mutually satisfactory basis with those of the Association; provided, that such



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
policies and procedures are not prohibited by generally accepted accounting principles or all applicable laws and regulations.

         (b) The Company's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 4.02.

         Section 4.03 Employees; Benefit Plans and Programs. (a) Each person who is employed by the Company immediately prior to the Effective Time (a "Company Employee") shall, at the Effective Time, become an employee (but not an officer) of the Association. Beginning at the Effective Time, each of the Company Employees shall serve the Association in the same capacity in which he or she served the Company immediately prior to the Effective Time and upon the same terms and conditions generally applicable to other employees of the Association with comparable positions, with the following special provisions:

                  (i) If it is not practical to enroll the Company Employees as of the Effective Time in a particular employee benefit plan or program maintained by the Association for its employees (the "Association Plans"), the Association shall continue any comparable plan or program of the Company in effect immediately prior to the Effective Time (the "Company Plans") for a transition period. During the transition period, the Company Employees shall continue to participate in the Company Plans which are continued, and all other employees of the Association will participate only in the comparable Association Plans.

                  (ii) The Parent and the Association will amend each of their respective employee benefit plans and programs to recognize the service of each of the Company Employees with the Company as service with the Parent and the Association for all purposes. Each of the Company's tax-qualified plans will be amended, if necessary, to provide that all benefits accrued by Continuing Employees through the Effective Time will be fully vested without regard to their length of service.

                  (iii) The Association will amend its tax-qualified defined benefit plan to recognize the service of each of the Company Employees with the Company as service with the Association for purposes of benefit accrual, with an offset for vested benefits accrued under the Company's tax-qualified defined benefit plan. The Company will take all necessary action to amend its tax-qualified defined benefit plan, effective no later than the Effective Time, to cease all future benefit accruals.

                  (iv) If Continuing Employees become eligible to participate in a medical, dental or health plan of the Parent or the Association, the Parent shall cause such plan to (A) waive any preexisting condition limitations for conditions covered under the applicable medical, health or dental plans of the Company and (B) honor any deductible and out of pocket expenses incurred by the Continuing Employees and their beneficiaries under such plans during the portion of the calendar year prior to such participation. If Continuing Employees of the Company become eligible to participate in a life insurance plan maintained by the Parent or the Association, Parent shall cause such plan to waive any medical certification for the Continuing Employees up to the amount of coverage the Continuing Employees had under the life insurance plan of the Company (but subject to any limits on the maximum amount of coverage under the life insurance plan of the Parent or the Association).

                  (v) The Company shall amend its Supplemental Executive Retirement Plan to provide that amounts includable in the wages of a Company Employee reportable on IRS Form W-2 as a result of stock option exercises that occur after the date of execution of this Agreement and payments in settlement of the Company obligations under any employment agreement or change of control agreement will not be included as compensation for purposes of benefit accrual under such plan. The Company shall amend its Supplemental Executive Retirement Plan to cease all future benefit accruals effective no later than the Effective Time, but such amendment shall not affect the calculation of any "make-up" payment provided for under any employment agreement or change in control severance agreement.

         (b) (i) The Parent shall assume the obligations of the Company with respect to the employment agreements between the Company and the persons identified on the Disclosure Schedule as having such agreements and with respect to the change in control severance agreements between the Company and the persons identified in the Disclosure Schedule as having such agreements. The Company shall use reasonable efforts to secure from each Named Individual and deliver to the Association within ten (10) business days after the execution of this Agreement an agreement substantially in the form attached hereto as Exhibit A (the "Settlement Agreement") to (A) accept as full settlement of his or her rights in, to and under the Specified Compensation and Benefit Programs the monetary amount and in-kind benefits reflected for such person on the Disclosure Schedule and (B) agree to deliver in exchange for such payment and benefits a written release, substantially in the form attached hereto as Exhibit B (the "Release"), of any further claim in, to and under the Specified Compensation and Benefit Programs.

                  (ii) As soon as practicable following the Effective Time, the Parent shall pay to each of Messrs. Keegan, Harris and Henchy whose Settlement Agreement has been timely delivered to the Association the monetary payment and benefits set forth in Settlement Agreement in exchange for his Release.

         (c) The Company shall amend its retirement plan for non-employee directors to cease all future benefit accruals, and shall terminate its deferred compensation plan for non-employee



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
directors, in each case effective no later than the Effective Time, but such amendment shall not prevent the application of Section 4.4 of the retirement plan for non-employee directors providing for immediate, unreduced benefits.

         (d) Parent shall pay, in accordance with the terms of the 1997 Annual Incentive Plan, the cash awards provided thereunder based, if applicable, on performance through the Effective Time or if the Effective Time occurs prior to September 30, 1997, a pro rata portion of such amount.

         Section 4.04 Access and Information. (a) Upon reasonable notice, the Company and the Parent shall (and shall cause its respective Subsidiaries to) afford to each other and their respective representatives (including, without limitation, directors, officers and employees of such party and its affiliates, and counsel, accountants and other professionals retained) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as either party may reasonably request; provided, however, that no investigation pursuant to this Section 4.04 shall affect or be deemed to modify any representation or warranty made herein. The Parent, the Association and the Company will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 4.04 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each of the Parent, the Association and the Company will keep confidential, and will cause its respective representatives to keep confidential, all information and documents obtained pursuant to this Section
4.04 unless such information (i) was already known to such party or an affiliate of such party, other than pursuant to a confidentiality agreement or other confidential relationship, (ii) becomes available to such party or an affiliate of such party from other sources not known by such party to be bound by a confidentiality obligation or agreement, (iii) is disclosed with the prior written approval of the other party or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto (or an affiliate of any party hereto) to be returned to the party which furnished the same.

         (b) During the period of time beginning on the day application materials are initially filed with the OTS and continuing to the Effective Time, including weekends and holidays, the Company shall provide the Association and its authorized agents and representatives full access to the Company's offices for the purpose of installing necessary wiring and equipment to be utilized by the Association after the Effective Time; provided, that:

                  (i) reasonable advance notice of each entry shall be given to the Company,and the Company approves of each entry, which approval shall not be unreasonably withheld;

                  (ii) the Company shall have the right to have its employees or contractors present to inspect the work being done;

                  (iii) to the extent practicable, such work shall be done in a manner that will not interfere with the Company's business conducted at the Branch;

                  (iv) all such work shall be done in compliance with all applicable laws and government regulation, and the Association shall be responsible for the procurement, at the Association's expense, of all required governmental or administrative permits and approvals;

                  (v) the Association shall maintain appropriate insurance satisfactory to the Company in connection with any work done by the Association's agents and representatives pursuant to this Section 4.13;

                  (vi) the Association shall reimburse the Company for any material out-of-pocket costs or expenses incurred by the Company in connection with this undertaking; and

                  (vii) in the event this Agreement is Terminated in accordance with Article VI hereof, the Association, within a reasonable time period and at its sole cost and expense, will restore such offices to their condition prior to the commencement of any such installation.

         Section 4.05 Certain Filings, Consents and Arrangements. The Parent, the Association and the Company shall (a) as soon as practicable (and in any event within 45 days after the date hereof) make (or cause to be made) any filings and applications and provide any notices, required to be filed or provided in order to obtain all approvals, consents and waivers of governmental authorities and third parties necessary or appropriate for the consummation of the transactions contemplated hereby or by the Option Agreement, (b) cooperate with one another (i) in promptly determining what filings and notices are required to be made or approvals, consents or waivers are required to be obtained under any relevant federal, state or foreign law or regulation or under any relevant agreement or other document and (ii) in promptly making any such filings and notices, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers and (c) deliver to the other copies of the publicly available portions of all such filings, notices and applications promptly after they are filed.

         Section 4.06 Antitakeover Provisions.

         (a) The Company and its Subsidiaries shall take all steps (i) to exempt or continue to exempt the Company, the Agreement, the Merger and the Option Agreement from any provisions of an antitakeover nature in the Company's or its Subsidiaries' organization certificates and bylaws and the provisions of any federal or state antitakeover laws, and (ii) upon the request of the Parent, to assist in any challenge by the Parent to the applicability to the Agreement, the Merger or the Option Agreement of any state antitakeover law.

         (b) Except for the Amendment and amendments approved in writing by the Parent, the Company will not, following the date hereof, amend or waive any of the provisions of or take any action to exempt any other persons from the provisions of the Rights Agreement in any manner that adversely affects the Parent or the Association with respect to the consummation of the Merger or except as provided in the next sentence redeem the rights thereunder provided, however, that nothing herein shall prevent the Company from amending or otherwise taking any action under the Rights Agreement to delay the Distribution Date (as defined in the Rights Agreement). If requested by the Parent, the Company will redeem all outstanding Rights at a redemption price of not more than $.01 per Right effective immediately prior to the Effective Time with respect to the consummation of the Merger.

         Section 4.07 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable governmental entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals; it being understood and agreed that the Company may delay the Closing for up to thirty (30) days after all conditions set forth in Article V have been met if the provisions of Section 6.01(e) are in effect.

         Section 4.08 Publicity. The initial press release announcing this Agreement shall be a joint press release and thereafter the Company and the Parent shall consult with each other in issuing any press releases or otherwise making public statements with respect to the acquisition contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

         Section 4.09 Stockholders' Meeting. The Company and the Parent each shall take all action necessary, in accordance with applicable law and its corporate documents, to convene a



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                                      -53-

meeting of its respective stockholders (each, "Stockholder Meeting") as promptly as practicable for the purpose of considering and voting on approval and adoption of the transactions provided for in this Agreement. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties as advised in writing by such board's counsel, the board of directors of each of the Company and the Parent shall (a) recommend at its Stockholder Meeting that the stockholders vote in favor of and approve the transactions provided for in this Agreement, and (b) use its best efforts to solicit such approvals.

         Section 4.10 Proxy; Registration Statement. As soon as practicable after the date hereof, the Parent and the Company shall cooperate with respect to the preparation of a Proxy Statement-Prospectus for the purpose of taking stockholder action on the Merger and this Agreement, file the Proxy Statement-Prospectus with the SEC and the FDIC, respond to comments of the staff of the SEC and the FDIC and promptly thereafter mail the Proxy Statement-Prospectus to all holders of record (as of the applicable record date) of shares of voting stock. The Parent and the Company each represents and covenants to the other party that the Proxy Statement-Prospectus and any amendment or supplement thereto, with respect to the information pertaining to it or its subsidiaries at the date of mailing to its stockholders and the date of its meeting of its stockholders to be held in connection with the Merger, will be in compliance with the Exchange Act and all relevant rules and regulations of the SEC and the FDIC and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Parent and the Company, in consultation with the other, shall employ professional proxy solicitors to assist it in contacting stockholders in connection with soliciting votes on the Merger.

         Section 4.11 Registration of Parent Common Stock.

         (a) The Parent shall, as promptly as practicable following the preparation thereof, (and in any event within 45 days after the date hereof) file a Registration Statement on Form S-4 (including any pre-effective or post-effective amendments or supplements thereto) with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement, and the Parent and the Company shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Parent will advise the Company promptly after the Parent receives notice of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. The Parent will provide the Company with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as the Company may reasonably request.



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                                      -54-

         (b) The Parent shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

         (c) The Parent shall use its best efforts to list, prior to the Effective Time, on the Nasdaq National Market, subject only to official notice of issuance, the shares of Parent Common Stock to be issued by the Parent in exchange for the shares of Company Common Stock.

         Section 4.12 Affiliate Letters. No later than the tenth business day following the mailing of the Proxy Statement-Prospectus referred to in Section 4.10, the Company shall deliver to the Parent, after consultation with legal counsel, a list of the names and addresses of those persons it deems to be "Affiliates" of the Company within the meaning of Rule 145 promulgated under the Securities Act and a letter in the form attached hereto as Exhibit C restricting the disposition of shares of Parent Common Stock to be received by such Affiliate in exchange for such Affiliate's shares of Company Common Stock.

         Section 4.13 Notification of Certain Matters. Each party shall give prompt notice to the others of: (a) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of the Company and its Subsidiaries taken as a whole to which the Company or any Subsidiary is a party or is subject; and (b) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Event. Each of the Company and the Parent shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

         Section 4.14 Advisory Board. The Parent shall, promptly following the Effective Time, cause all of the non-officer members of the Company's Board as of the date of this Agreement who are willing to so serve to be elected or appointed as members of an advisory board (the "Advisory Board") established by the Parent, the function of which shall be to advise the Parent with respect to deposit and lending activities in the Company's former market area and to maintain and develop customer relationships. The members of the Advisory Board who are willing to so serve shall be elected to serve a three year term beginning on the Effective Date. Each member of the Advisory Board who is not a director of the Parent and who is not an employee of the Parent shall receive a retainer fee for such service at an annual rate of $24,000, payable in monthly installments or in one lump sum at any time in advance at the option of the Parent. Within 30 days after the Effective Date, each member of the Advisory Board shall



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                                      -55-

receive a grant of options to purchase 4,000 shares of the Parent Common Stock which subject to the terms of an option agreement to be provided by the Parent and reasonably acceptable to the Company shall extend for a term of ten (10) years beginning on the Effective Date; shall be exercisable at any time after the Effective Date at an exercise price per share equal to the closing sales price for a share of Parent Common Stock on the date of grant as reported in The Wall Street Journal and shall provide for reasonable registration rights. At or prior to the Effective Time, Parent shall (i) take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of options granted in accordance with this Section and (ii) file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the Parent Common Stock subject to such options. Parent shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Options remain outstanding.

         Section 4.15 Directors. The Parent agrees to cause Mr. Gerard C. Keegan and one other member of the Company's board of directors (on the date hereof) selected by the Company and acceptable to the Parent, who are willing so to serve ("Former Company Directors"), to be elected or appointed as directors of the Parent and Association at, or as promptly as practicable after, the Effective Time (such appointment or election of Former Company Directors to be as evenly distributed as possible among the classes of the Parent directors).

         Section 4.16 Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time through the sixth anniversary of the Effective Date, the Parent agrees to indemnify and hold harmless each present and former director and officer of the Company or its Subsidiaries and each officer or employee of the Company or its Subsidiaries that is serving or has served as a director or trustee of another entity expressly at the Company's request or direction (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement, including the entering into of the Stock Option Agreement), whether asserted or claimed prior to, at or after the Effective Time, and to advance any such Costs to each Indemnified Party as they are from time to time incurred, in each case to the fullest extent then permitted under applicable law.

         (b) Any  Indemnified  Party  wishing  to  claim  indemnification  under
Section 4.16(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Parent thereof, but the failure to so notify shall not relieve the Parent of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation, (i) the Parent shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and the Parent shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if the Parent does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between the Parent and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and the Parent shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, to be paid promptly as statements therefor are received; provided, however, that the Parent shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter; and (iii) the Parent shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, or defenses available to, such Indemnified Party.

         (c) Parent shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 4.16 to the fullest extent permitted under applicable law. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

         (d) For a period of six years after the Effective Time, the Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amount containing terms which are no less advantageous to the beneficiaries thereof); provided, however, that in no event shall the Parent be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Subsection 4.16(d), any premium per annum in excess of 200% of the amount of the annual premiums paid as of the date hereof by the Company for such insurance (the "Maximum Agreement"); provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount; and provided, further, that officers and directors of the Company may be required to make application and provide customary representations and warranties to the Parent's insurance carrier for the purpose of obtaining such insurance.

         Section 4.17 Transition Committee. The Parent recognizes that the Company has a talented group of officers and employees that will be important to the future growth of the



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                                      -57-

combined companies. In recognition of the foregoing, immediately after the execution of this Agreement, the Parent shall form an Employee Merger Transition Committee consisting of Mr. George L. Engelke, Jr. and Mr. Gerard C. Keegan, who shall each serve as co-chairman, and such other persons, if any, as they shall mutually select. The Employee Merger Transition Committee shall have sole responsibility for all decisions affecting the employees of the Company and its Subsidiaries after the Merger.

         Section 4.18 Series A ESOP Convertible Preferred Stock. If the stockholders of the Company and the Parent have each approved the transactions contemplated hereby and all requisite regulatory approvals have been obtained, the Company, within 5 business days of receiving a notice (the "Redemptive Notice") from the Parent that it has waived all conditions to its obligations to consummate the Merger, shall take all appropriate steps to call the Series A ESOP Convertible Preferred Stock for redemption as long as, as of the date of the Redemptive Notice the closing price of the Parent Common Stock is not less than $34.125; it being understood that there is no obligation to redeem the Series A Convertible Preferred Stock except as set forth in this Section 4.18.



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                                      -58-

                                    ARTICLE V

                           CONDITIONS TO CONSUMMATION

         Section 5.01 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the fulfillment of the following conditions:

         (a) this Agreement shall have been approved by the requisite vote of the Company's stockholders and the Parent's stockholders in accordance with applicable law;

         (b) all necessary regulatory or governmental approvals, consents or waivers required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; and all other consents, waivers and approvals of any third parties which are necessary to permit the consummation of the Merger and the other transactions contemplated hereby shall have been obtained or made except for those the failure to obtain would not have a Material Adverse Effect (i) on the Company and its subsidiaries taken as a whole or (ii) on the Parent and its Subsidiaries taken as a whole. None of the approvals or waivers referred to herein shall contain any term or condition which would have a Material Adverse Effect on (x) the Company and its Subsidiaries taken as a whole or (y) the Parent and its Subsidiaries taken as a whole;

         (c) no party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger;

         (d) no statute, rule or regulation, shall have been enacted, entered, promulgated, interpreted, applied or enforced by any governmental authority which prohibits, restricts or makes illegal consummation of the Merger;

         (e) the Registration Statement shall have been declared effective by the SEC and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement shall have been obtained; and the shares of Parent Common Stock issuable pursuant to this Agreement shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance; and

         (f) the Parent shall have received the agreement referred to in Section
4.12 from each affiliate of the Company, and the letters from the three persons referred to in the last sentence of Section 4.03(b).



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                                      -59-

         Section 5.02 Conditions to the Obligations of the Parent and the Association Under this Agreement. The obligations of the Parent and the Association to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by the Parent:

         (a) each of the obligations of the Company required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of the Company contained in this Agreement shall be true and correct, subject to Sections 2.01 and 2.02, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date). The Parent shall have received a certificate to the foregoing effect signed by the president and the chief financial or principal accounting officer of the Company;

         (b) all action required to be taken by, or on the part of, the Company to authorize the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of the Company, and the Parent shall have received certified copies of the resolutions evidencing such authorization;

         (c) the Parent shall have received certificates (such certificates to be dated as of a day as close as practicable to the date of the Closing) from appropriate authorities as to the good standing of the Company;

         (d) the Parent shall have received an opinion of Thacher Proffitt & Wood, counsel to the Parent, dated as of the Effective Date in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to the Parent, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly:

                  (i) No gain or loss will be recognized by the Parent, the Association or the Company as a result of the Merger;

                  (ii) Except to the extent of any cash received in lieu of a fractional share interest in Parent Common Stock or of any Cash Consideration received, no gain or loss will be recognized by the stockholders of the Company who exchange their Company Stock for Parent Common Stock pursuant to the Merger;



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                                      -60-

                  (iii) The tax basis of the Parent Common Stock received by stockholders who exchange their Company Common Stock for Parent Common Stock in the Merger will be the same as the tax basis of the Company Common Stock surrendered pursuant to the Merger, reduced by any amount allocable to a fractional share interest for which cash is received and by the amount of any Cash Consideration received and increased by any gain recognized on the exchange;

                  (iv) The holding period of the Parent Stock received by each stockholder in the Merger will include the holding period of the Company Common Stock exchanged therefor, provided that such stockholder held such Company Common Stock as a capital asset on the date of the Merger;

                  (v) No gain or loss will be recognized by the stockholders of the Company who exchange their Company Series B Preferred Stock solely for Parent Series A Preferred Stock pursuant to the Merger;

                  (vi) The tax basis of the Parent Series A Preferred Stock received by stockholders who exchange their Company Series B Preferred Stock solely for Parent Series A Preferred Stock in the Merger will be the same as the tax basis of the Company Series B Preferred Stock surrendered pursuant to the Merger; and

                  (vii) The holding period of the Parent Series A Preferred Stock received by each stockholder in the Merger will include the holding period of the Company Series B Preferred Stock exchanged therefor, provided that such stockholder held such Company Series B Preferred Stock as a capital asset on the date of the Merger.

         Such opinion may be based on, in addition to the review of such matters of fact and law as Thacher Proffitt & Wood considers appropriate, (i) representations made at the request of Thacher Proffitt & Wood by the Parent, the Association, the Company, stockholders of the Parent or the Company, or any combination of such persons and (ii) certificates provided at the request of Thacher Proffitt & Wood by officers of the Parent, the Association, the Company and other appropriate persons;



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                                      -61-

         (e) the Company shall have caused to be delivered to the Parent "cold comfort" letters or letters of procedures from the Company's independent certified public accountants, dated (i) the date of the mailing of the Proxy Statement to the Company's stockholders and (ii) a date not earlier than five business days preceding the date of the Closing and addressed to the Parent, concerning such matters as are customarily covered in transactions of the type contemplated hereby;

         (f) the Parent shall have received all state securities laws and "blue sky" permits and other authorizations necessary to consummate the transactions contemplated hereby; and

         (g) neither the Parent nor the Association shall have become an "Acquiring Person" and no "Stock Acquisition Date" or "Distribution Date" shall have occurred under the Rights Agreement, and the rights reserved thereunder shall not have become distributable, unredeemable or exercisable.

         (h) The Company shall have provided to the trustee of the ESOP a notice of its intention to redeem the Series A ESOP Convertible Preferred Stock, in accordance with the terms thereof, sufficiently in advance of the Closing Date to permit redemption prior to the Effective Time.

         Section 5.03 Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by the Company:

         (a) each of the obligations of the Parent and the Association, respectively, required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of the Parent and the Association contained in this Agreement shall be true and correct, subject to Sections 2.01 and 2.02, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date). The Company shall have received a certificate to the foregoing effect signed by the president and the chief financial officer of the Parent;

         (b) all action required to be taken by, or on the part of, the Parent and the Association to authorize the execution, delivery and performance of this Agreement and the consummation by the Parent and the Association of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and stockholders of the Parent, and the Company shall have received certified copies of the resolutions evidencing such authorization;



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                                      -62-

         (c) the Company shall have received certificates (such certificates to be dated as of a day as close as practicable to the date of the Closing) from appropriate authorities as to the good standing of the Parent;

         (d) the Company shall have received an opinion of Sullivan & Cromwell, counsel to the Company, dated as of the Effective Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to the Company, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly:

                  (i) No gain or loss will be recognized by the Parent, the Association or the Company as a result of the Merger;

                  (ii) Except to the extent of any cash received in lieu of a fractional share interest in Parent Common Stock or of any Cash Consideration received, no gain or loss will be recognized by the stockholders of the Company who exchange their Company Common Stock for Parent Common Stock pursuant to the Merger;

                  (iii) The tax basis of the Parent Stock received by stockholders who exchange their Company Common Stock for Parent Common Stock in the Merger will be the same as the tax basis of the Company Common Stock surrendered pursuant to the Merger, reduced by any amount allocable to a fractional share interest for which cash is received and by the amount of any Cash Consideration received and increased by any gain recognized on the exchange;

                  (iv) The holding period of the Parent Stock received by each stockholder in the Merger will include the holding period of the Company Common Stock exchanged therefor, provided that such stockholder held such Company Common Stock as a capital asset on the date of the Merger;

                  (v) No gain or loss will be recognized by the shareholders of the Company who exchange their Company Series B Preferred Stock solely for Parent Series A Preferred Stock pursuant to the Merger;

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                                  -63-

                  (vi) The tax basis of the Parent Series A Preferred Stock received by stockholders who exchange their Company Series B Preferred Stock solely for Parent Series A Preferred Stock in the Merger will be the same as the tax basis of the Company Series B Preferred Stock surrendered pursuant to the Merger;

                  (vii) The holding period of the Parent Series A Preferred Stock received by each stockholder in the Merger will include the holding period of the Company Series B Preferred Stock exchanged therefore, provided that such stockholder held such Company Series B Preferred Stock as a capital asset on the date of the Merger.

         Such opinion may be based on, in addition to the review of such matters of fact and law as Sullivan & Cromwell considers appropriate, (i) representations made at the request of Sullivan & Cromwell by the Parent, the Association, the Company, stockholders of the Parent or the Company, or any combination of such persons and (ii) certificates provided at the request of Sullivan & Cromwell by officers of the Parent, the Association, the Company and other appropriate persons;

         (e) the Parent shall have caused to be delivered to the Company "cold comfort" letters or letters of procedures from the Parent's independent certified public accountants, dated (i) the date of the mailing of the Proxy
Statement to the Parent's stockholders and (ii) a date not earlier than five business days preceding the date of the Closing and addressed to the Company, concerning such matters as are the customarily covered in transactions of the type contemplated hereby;

         (f) the Parent shall have filed with the Secretary of State of the State of Delaware the amendment to the certificate of incorporation changing the par value of the shares of Parent Preferred Stock to $1.00 per share and the certificate of designations with respect to Parent Series B Preferred Stock and such document shall have become effective under the DGCL; and

         (g) No "Shares Acquisition Date" or "Distribution Date" shall have occurred under the Parent Rights Agreement, and the rights reserved thereunder shall not have become distributable, unredeemable or exercisable.

                                   ARTICLE VI

                                   TERMINATION

         Section 6.01 Termination. This Agreement may be terminated, and the Merger abandoned, at or prior to the Effective Date, either before or after its approval by the stockholders of the Company and the Parent:

         (a) by the mutual consent of the Parent and the Company, if the board of directors of each so determines by vote of a majority of the members of its entire board;

         (b) by the Parent or the Company, if its board of directors so determines by vote of a majority of the members of its entire board, in the event of (i) the failure of the stockholders of the Company or the Parent, as the case may be, to approve the Agreement at its meeting called to consider such approval; provided, however, that the Company or the Parent, as the case may be, shall only be entitled to terminate the Agreement pursuant to this clause (i) if it has complied in all material respects with its obligations under Sections 4.0 and 4.10, or (ii) a material breach by the other party hereto of any representation, warranty, covenant or agreement contained herein which causes the conditions set forth in Section 5.02(a) (in the case of termination by the Parent) and Section 5.03(a) (in the case of the termination by the Company) not to be satisfied and such breach is not cured within 25 business days after written notice of such breach is given to the party committing such breach by the other party; or which breach is not capable of being cured by the date set forth in Section 6.01(d) or any extension thereof;

         (c) by the Parent or the Company by written notice to the other party if either (i) any approval, consent or waiver of a governmental agency required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement;

         (d) by the Parent or the Company, if its board of directors so determines by vote of a majority of the members of its entire board, in the event that the Merger is not consummated by March 31, 1998, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; provided, that such date shall be extended for a period of 30 days following the Valuation Date, as such term is defined in Section 1.02(a)(iv), in the event the Company delivers the written notice referred to in Section 6.01(e); or

         (e) by the Company, if its board of directors so determines by a majority vote of members of its entire board, at any time during the five-day period commencing with the Valuation Date, such termination to be effective on the 30th day following such Valuation Date (the "Effective Termination Date"), if both of the following conditions are satisfied:

                   (i) the Parent Market Value on such Valuation Date of shares of Parent Common Stock shall be less than an amount equal to $30.30, adjusted as indicated in the last sentence of this Section 6.01(e) (the "Initial Parent Market Value"); and

                   (ii) (A) the number obtained by dividing the Parent Market Value on such Valuation Date by the Initial Parent Market Value (the "Parent Ratio") shall be less than (B) the number obtained by dividing the Final Index Price by the Initial Index Price and subtracting .15 from the quotient in this clause (ii)(B) (the "Index Ratio");

subject, however, to the following three sentences. If the Company elects to exercise its termination right pursuant to this Section 6.01(e), it shall give prompt written notice to the Parent (provided that such notice of election to terminate may be withdrawn at any time prior to the Effective Termination Date). During the seven-day period commencing with its receipt of such notice, the Parent shall have the option to increase the consideration to be received by the holders of Company Common Stock hereunder, by adjusting the Stock Consideration to equal the lesser of (x) a number equal to a fraction, the numerator of which is $15.15 and the denominator of which is the Parent Market Value, and (y) a number equal to a fraction, the numerator of which is the Index Ratio multiplied by .50 and the denominator of which is the Parent Ratio. If the Parent so elects it shall give prompt written notice to the Company of such election and the revised Stock Consideration, whereupon no termination shall have occurred pursuant to this Section 6.01(e) and this Agreement shall remain in effect in accordance with its terms (except as the Stock Consideration shall have been so modified).

         For purposes of this Section 6.01(e), the following terms shall have the meanings indicated below:

                  "Final Index Price" means the sum of the Final Prices for each company comprising the Index Group multiplied by the appropriate weighting.

                  "Final Price," with respect to any company belonging to the Index Group, means the average of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of 30 trading days ending on the Valuation Date.

                  "Index Group" means the 15 financial institution holding companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal at any time during the period beginning on the date of this Agreement and ending on the Valuation Date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced at any time during the period beginning on the date of this Agreement and ending on the Valuation Date, such company will be removed from the Index Group, and the weights attributed to the remaining companies will be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The 15 financial institution holding companies and the weights attributed to them are as follows:

                   Holding Company                                  Weighting
                   ---------------                                  ---------
                   ALBANK Financial Corporation                        2.4%
                   Bank United Corp.                                   5.9%
                   Charter One Financial                               8.6%
                   Commercial Federal Corporation                      4.0%
                   GreenPoint Financial Corp.                          8.8%
                   Sovereign Bancorp, Inc.                            11.8%
                   First Financial Corp.                               6.8%
                   North Fork Bancorporation Inc.                      6.0%
                   Dime Bancorp,Inc.                                  19.4%
                   Long Island Bancorp, Inc.                           4.5%
                   New York Bancorp Inc.                               3.1%
                   Peoples Heritage Finl Group                         5.2%
                   RCSB Financial, Inc.                                2.8%
                   St. Paul Bancorp, Inc.                              4.2%
                   TCF Financial Corp.                                 6.4%

                  "Initial Index Price" means the sum of each per share closing price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded on the trading day immediately preceding the public announcement of this Agreement.

                  "Parent  Market  Value"  shall have the  meaning  set forth in
         Section 1.02(a)(iv) hereof.

                  "Valuation  Date"  means the  Valuation  Date,  as  defined in
         Section 1.02(a)(iv) hereof.

If the Parent or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Valuation Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 6.01(e);

         (f) by the Parent or the Company if (i) the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement at a time when an Acquisition Transaction (as defined in Section 6.03(b)) has been proposed or (ii) the Board of Directors of the Parent shall have withdrawn or adversely modified its approval or recommendation of this Agreement or the Parent has not convened a meeting of stockholders at which a vote was taken to approve the transactions contemplated by the Merger prior to the termination of this Agreement pursuant to the terms hereof. In the event of such termination, the party referred to in clause (i) or clause (ii), whichever is applicable, shall pay to the other party the termination fee of five million and 00/100 Dollars ($5,000,000) in cash on demand in recognition of the efforts, expenses and other opportunities foregone by the other party while structuring the Merger, and if the Company makes the payment as set forth herein, it shall have no further obligations to pay any termination fee pursuant to Section 6.03. Such payment shall have no effect on the ability of the Parent to exercise its then existing rights, if any, under the Option Agreement.

         Section 6.02 Effect of Termination. In the event of the termination of this Agreement by either the Parent or the Company, as provided above, this Agreement shall thereafter become void and, subject to the provisions of Section 8.02, there shall be no liability on the part of any party hereto or their respective officers or directors, except that any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or willful misrepresentation contained in this Agreement.

         Section 6.03 Third Party Termination Fee. In recognition of the efforts, expenses and other opportunities foregone by the Parent while structuring the Merger, the parties agree that the Company shall pay to the Parent the termination fee of five million and 00/100 Dollars ($5,000,000) in cash on demand if, during a period of eighteen (18) months after the date hereof, any of the following occurs:

         (a) the acquisition by any person other than the Parent or an affiliate of the Parent of beneficial ownership of 20% or more of the then outstanding voting power of the Company;

         (b) the Company or any of its Subsidiaries, without having received the Parent's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction

(as defined herein) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act and the rules and regulations thereunder) other than the Parent or any of its Subsidiaries or the Board of Directors of the Company shall have recommended that the stockholders of the Company approve or accept any Acquisition Transaction with any person other than the Parent or any of its Subsidiaries. For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving the Company, (y) a purchase, lease or other acquisition of all or substantially all of the assets of the Company or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of the Company; provided, that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only the Company and/or its Subsidiaries; or

         (c) after a bona fide proposal is made by a third party to the Company or its stockholders to engage in an Acquisition Transaction, (i) the Company shall have breached any covenant or obligation contained in the Agreement and such breach would entitle the Parent to terminate the Agreement or (ii) the holders of Company stock shall not have approved the Agreement at the meeting of such stockholders held for the purpose of voting on the Agreement, or such meeting shall not have been held or shall have been canceled prior to termination of the Agreement or (iii) the Company's Board of Directors shall have withdrawn or modified in a manner adverse to the Parent the recommendation of the Company's Board of Directors with respect to the Agreement.

         Any fee payable to the Parent pursuant to this Section 6.03 or Section 6.01(f) shall be reduced dollar for dollar (but shall not be reduced to a negative number) to the extent that the Total Profit (as defined in the Option Agreement) exceeds $10,000,000. Notwithstanding the foregoing, the Company shall not be obligated to pay to the Parent such termination fees in the event that
(i) the Company or Parent validly terminate this Agreement pursuant to Section 6.01(a), 6.01(c) or 6.01(b)(i) if the stockholders of the Parent fail to approve the transactions contemplated by this Agreement, (ii) the Parent shall have received the termination fee set forth in Section 6.01(f), (iii) the Company terminates this Agreement pursuant to Section 6.01(b)(ii) or 6.01(e) or (iv) the Merger is terminated under Section 6.01(d) as a result of the failure to satisfy the conditions set forth in Section 5.02(h).

                                   ARTICLE VII

                   CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME

         Section 7.01 Effective Date and Effective Time. The closing of the transactions contemplated hereby shall take place at the offices of Thacher Proffitt & Wood, Two World Trade Center, New York, New York 10048, on such date (the "Closing Date") and at such time as the Parent reasonably selects that is not later than the last business day of the month in which the expiration of the last applicable waiting period in connection with approvals of governmental authorities shall occur and all conditions to the consummation of this Agreement are satisfied or waived, or on such earlier or later date as may be agreed by the parties. On the Closing Date, the Association and the Company shall execute articles of merger in accordance with all appropriate legal requirements and shall be filed as required by law, and the Merger provided for herein shall become effective upon such filing or on such date as may be specified in such articles of merger. The date of such filing or such later effective date is herein called the "Effective Date." The "Effective Time" of the Merger shall be as set forth in such articles of merger.

         Section 7.02 Deliveries at the Closing. Subject to the provisions of Articles V and VI, on the Closing Date there shall be delivered to the Parent and the Company the documents and instruments required to be delivered under
Article V.

                                  ARTICLE VIII

                                  OTHER MATTERS

         Section 8.01 Certain Definitions; Interpretation. As used in this Agreement, the following terms shall have the meanings indicated:

         "material" means material to the Parent or the Company (as the case may be) and its respective subsidiaries, taken as a whole.

         "person"  includes  an  individual,   corporation,   limited  liability
company, partnership, association, trust or unincorporated organization.

         When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to any other gender.

         Section 8.02 Survival. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including without limitation Sections 4.03, 4.04(a), 4.14, 4.15, 4.16, 4.17 and 8.06 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time. If the Agreement shall be terminated, the agreements of the parties in the last three sentences of Section 4.04 and Section 8.06 shall survive such termination.

         Section 8.03 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be: (i) waived in writing by the party benefitted by the provision; or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of the Company or the Parent, no amendment may be made that would reduce the aggregate Merger Consideration or contravene applicable New York or federal banking laws, rules and regulations.

         Section  8.04   Counterparts.   This   Agreement  may  be  executed  in
counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         Section 8.05 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, without regard to conflicts of laws principles.

         Section 8.06 Expenses. Except as provided in Section 6.03, each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

         Section 8.07 Notices. All notices, requests, acknowledgements and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice to the other party hereto.

         If to the Company, to:

                           The Greater New York Savings Bank
                           One Penn Plaza
                           New York, New York  10119
                           Facsimile: (212) 613-4195
                           Attention: Gerard C. Keegan
                                      Chairman, President and Chief
                                      Executive Officer

                  With copies to:

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, New York  10004
                           Facsimile: (212) 558-3345
                           Attention: Mark J. Menting, Esq.

                                            and

                           Sonnenschein Nath & Rosenthal
                           1221 Avenue of the Americas
                           New York, New York  10020
                           Facsimile: (212) 391-1247
                           Attention: Robert E. Curry, Jr., Esq.

         If to the Parent or the Association, to:

                           Astoria Financial Corporation
                           One Astoria Federal Plaza
                           Lake Success, New York  11042-1805
                           Facsimile: (516) 327-7860
                           Attention: Mr. George L. Engelke, Jr.
                                      President and Chief Executive Officer

                  With copies to:

                           Thacher Proffitt & Wood
                           Two World Trade Center
                           New York, New York  10048

                           Facsimile: (212) 912-7751
                           Attention: Omer S. J. Williams, Esq.

         Section 8.08 Entire Agreement; etc. This Agreement, together with the Option Agreement, the Disclosure Letters and the Confidentiality Agreements, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for Sections 1.09(b), 4.03(b)(ii), 4.14, 4.15 and 4.16, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 8.09 Assignment. This Agreement may not be assigned by any party hereto without the written consent of the other parties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                         ASTORIA FINANCIAL CORPORATION


                         By: /s/ George L. Engelke, Jr.
                             ---------------------------------------------
                             George L. Engelke, Jr.
                             President and Chief Executive Officer



                         ASTORIA FEDERAL SAVINGS AND LOAN
                         ASSOCIATION


                         By: /s/ George L. Engelke, Jr.
                             ---------------------------------------------
                             George L. Engelke, Jr.
                             President and Chief Executive Officer



                         THE GREATER NEW YORK SAVINGS BANK


                         By: /s/ Gerard C. Keegan
                          ---------------------------------------------
                             Gerard C. Keegan
                             Chairman, President and Chief
                               Executive Officer

                                                                       Exhibit A

                         [Form of Settlement Agreement]

                                              __________, 1997

Astoria Financial Corporation
One Astoria Federal Plaza
Lake Success, New York

Gentlemen:

                  The Agreement and Plan of Merger dated as of March 29, 1997 by and among Astoria Financial Corporation, Astoria Federal Savings and Loan Association and The Greater New York Savings Bank (the "Agreement") provides for an estimate of the monetary amount and certain continued welfare benefits that would constitute full settlement of my rights in, to and under, any and all employment agreements, change in control agreements, severance agreements, termination agreements, supplemental executive retirement plans, salary continuation plans, welfare plans, non-qualified deferred compensation plans and non-qualified incentive compensation plans of The Greater New York Savings Bank (the "Plans"), in the event of my discharge other than for cause or resignation for good reason following the closing of the transactions contemplated by the Agreement (the "Closing Date").

                  I hereby acknowledge and agree that $__________________ represents a reasonable estimate of the monetary amount due to me under the Plans as of September 30, 1997 ("Estimated Settlement Amount") in the event of such discharge or resignation as of September 30, 1997. In the event of such resignation or discharge, I agree that the Estimated Settlement Amount will be adjusted in such manner as the firm of certified public accountants retained by Astoria Financial Corporation to audit its financial statements shall determine to reflect: the amount of the bonus actually payable to me under the incentive compensation and bonus plans of The Greater New York Savings Bank for the current year, whether or not I am actually a "disqualified person" for purposes of Section 280G of the Internal Revenue Code of 1986 (the "Code"), the actual characterization for purposes of Section 280G of the Code of such bonus, interest credits or deductions to reflect a closing date after or before September 30, 1997, the extent to which my benefits under the tax-qualified plans of The Greater New York Savings Bank are not 100% vested as of the Closing Date and/or a change in the interest rates prescribed by the Internal Revenue Service for purposes of applying section 280G and 4999 of the Internal Revenue Code of 1986 for the month in which the closing date occurs. I agree, in the event of my discharge other than for Cause (as defined in the Plans) or my resignation for Good Reason (as defined in the Plans), to accept the Estimated Settlement Amount as so adjusted ("Adjusted Settlement Amount") plus the provision of applicable insurance benefits as full settlement of my rights in, to and under the Plans.

                  The foregoing estimate, acknowledgement and agreement do not apply to the benefits, if any, to which I am entitled under any tax-qualified plans in which I participate as an employee of The Greater New York Savings Bank, and my benefits (if any) under such plans shall be in addition to the Adjusted Settlement Amount. In addition, the foregoing estimate, acknowledgement and agreement do not apply to the stock options and stock appreciation rights, if any, outstanding to me under the terms of any stock option plan in which I participate as an employee of The Greater New York Savings Bank; I shall continue to have the right to exercise such stock options and stock appreciation rights (if any) in accordance with their terms, or to receive compensation in lieu thereof as provided in the Agreement, but any such exercise or compensation received shall not result in any adjustment in the Estimated Settlement Amount or the Adjusted Settlement Amount.

                  I understand that this letter is being delivered to Astoria Financial Corporation pursuant to section 4.03(b) of the Agreement and that Astoria Financial Corporation is relying hereon.

                                         Very truly yours,



                                         -----------------------------------

                                                                       Exhibit B

                                 FORM OF RELEASE

                  1. In consideration of the payment by Astoria Financial Corporation ("Astoria") of ____ , the receipt of which is hereby acknowledged, I, ____ for myself and my heirs, executors, administrators, successors and assigns, hereby irrevocably and unconditionally release and forever discharge Astoria, Astoria Federal Savings and Loan Association ("Association") and The Greater New York Savings Bank ("Greater"), the stockholders, subsidiaries, affiliates, officers, directors, employees and agents of either of them, and their respective heirs, executors, administrators, successors and assigns (collectively, the "Releasee") of and from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Releasee, I or my heirs, executors, administrators, successors or assigns ever had, now have or hereafter can, shall or may, have by reason of any matter, cause or thing whatsoever for payment of any amount owed pursuant to any and all employment agreements, change in control agreements, severance agreements or plans, termination agreements, supplemental executive retirement plans, salary continuation plans, non-qualified deferred compensation plans and non-qualified incentive compensation plans of Greater (the "Plans"), except for the (1) continuation of life, health and long-term disability coverage for the period ending no later than the second anniversary of the Effective Time (as such term is defined in the Agreement and Plan of Merger dated as of March 29, 1997 by and among Astoria, the Association and Greater) and (2) the provision of any post-retirement insurance benefits to which I may be entitled under the terms of the Plans.

                  2. I acknowledge that such payment will constitute, and agree to accept it as, full settlement of any and all rights which I may have pursuant to the Plans, except for (1) continuation of life, health and long-term disability coverage for the period ending no later than the second anniversary of the Effective Time and (2) the provision of any post-retirement insurance benefits to which I may be entitled under the terms of the Plans.

                  3.       This instrument may not be changed orally.

                  IN WITNESS WHEREOF, I have executed this Instrument this ____ day of _____________, 1997.


                                                     ___________________________
                                                     1

STATE OF NEW YORK  )
                   :        ss.
COUNTY OF NEW YORK )

                  On _____________, 1997, before me personally came ___ , to me known, and known to me to be the person named in the above instrument, who did depose and say that he is the person referred to as the undersigned in the above instrument and that he signed his name thereto as his free act and deed.



                                                     ___________________________
                                                     Notary Public

                                                                       Exhibit C




                                                                  March 29, 1997

Astoria Financial Corporation
One Astoria Federal Plaza
Lake Success, New York 11042-1085

Ladies and Gentlemen:

         Reference is made to the Agreement and Plan of Merger, dated as of March 29, 1997, by and among Astoria Financial Corporation (the "Parent"), a Delaware corporation, Astoria Federal Savings and Loan Association (the "Association"), a federally chartered savings and loan association and a wholly-owned subsidiary of the Parent, and The Greater New York Savings Bank (the "Company"), a New York State chartered savings bank (the "Merger Agreement"). The Merger Agreement provides, among other things, for the merger of Company, with and into Association, with Association being the surviving entity (the "Merger"). Upon consummation of the Merger, each share of common stock, par value $1.00 per share, of Company ("Company Common Stock") will be converted into a number of shares of common stock, par value $0.01 per share, of the Parent ("Parent Common Stock") and cash determined pursuant to Section 1.02 of the Merger Agreement. This Letter Agreement is being entered into pursuant to
Section 4.12 of the Merger Agreement.

         I have been advised that (i) the Merger constitutes a transaction covered by Rule 145 of the Rules and Regulations (the "Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and (ii) I may be deemed to be an affiliate of Company, as the term "affiliate" is defined for purposes of Rule 145 under the Act; and that, accordingly, the shares of Parent Common Stock that I may acquire in connection with the Merger only may be disposed of in conformity with the provisions hereof.

         I hereby represent and warrant to, and covenant with, the Parent as follows:

         1. I have full power to execute this Letter Agreement, to make the representations, warranties and agreements herein and to perform my obligations hereunder.

         2. I have carefully read this Letter Agreement and, to the extent I felt necessary, discussed its requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Parent Common Stock with my counsel or counsel for Company.

         3. In the event I receive any shares of Parent Common Stock in exchange for shares of Company Common Stock as a result of the consummation of the Merger, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor, or any option, right or other interest (all such shares and securities being referred to herein as "Restricted Securities"), and with respect to any such Restricted Securities:

Astoria Financial Corporation
March 29, 1997                                                           Page 2.



                  (A) I will not make any sale, transfer or other disposition of Restricted Securities in violation of the Act or the Regulations.

                  (B) I have been advised that the shares of Parent Common Stock to be issued in the Merger have been registered under the Act by a Registration Statement of Parent on Form S-4. However, I have also been advised that because (i) at the time of the submission of the Merger Agreement to a vote of the shareholders of Company, I may be deemed an affiliate of Company, and (ii) the distribution by me of Parent Common Stock has not been registered under the Act, that I may not sell, transfer or otherwise dispose of Parent Common Stock issued to me in the Merger or other Restricted Securities unless (a) such sale, transfer or other disposition has been registered under the Act, (b) such sale, transfer or other disposition is made in conformity with the volume and other limitations imposed by Rule 145 under the Act, or (c) in the opinion of counsel reasonably acceptable to the Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  (C) I understand that the Parent is under no obligation to register the sale, transfer or other disposition of shares of Parent Common Stock or other Restricted Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  (D) I also understand that in the event I beneficially own 1% or more of the outstanding Parent Common Stock as of the date hereof after giving effect to the transactions contemplated by the Merger Agreement, stop transfer instructions will be given to Parent's transfer agent with respect to Restricted Securities owned by me and that there will be placed on the certificates for Restricted Securities issued to me, or any substitutions therefor, a legend stating in substance:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1993, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE ONLY MAY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND THE PARENT, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE PARENT. A COPY OF SUCH AGREEMENT SHALL BE PROVIDED, WITHOUT CHARGE UPON RECEIPT BY THE PARENT OF A WRITTEN REQUEST.

                  (E) I also understand that, unless the transfer by me of my Restricted Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 under the Act, the Parent reserves the right, in its sole discretion, to place on the certificates issued to any transferee of such securities from me, a legend stating in substance:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND

Astoria Financial Corporation
March 29, 1997                                                           Page 3.


                  WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.

                  (F) It is understood and agreed that the legends set forth in paragraphs D and E above shall be removed by delivery of substitute certificates without such legend, and/or the issuance of a letter to the Parent's transfer agent removing such stop transfer instructions, if I shall have delivered to the Parent (i) a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to the Parent, or other evidence reasonably satisfactory to the Parent, to the effect that such legend and/or stop transfer instructions are not required for purposes of the Act or (ii) reasonably satisfactory evidence or representations that the securities represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145 under the Act.

         4. I recognize  and agree that the foregoing  provisions  also apply to
(A) my spouse, (B) any relative of mine or my spouse occupying my home, (C) any trust or estate in which I, my spouse or any such relative owns at least 10% beneficial interest or of which any of us serves as trustee, executor or in any similar capacity, and (D) any corporation or other organization in which I, my spouse or any such relative owns at least 10% of any class of equity securities or of the equity interest. It is understood that this Letter Agreement shall be binding upon and enforceable against my administrators, executors, representatives, heirs, legatees and devisees, and any pledgee holding securities pursuant to this Letter Agreement.

         5. This Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated pursuant to the terms thereof.

                                           Very truly yours,



                                           _____________________________
                                           Name:

Acknowledged this ____ day of
March, 1997, by

Astoria Financial Corporation

Astoria Financial Corporation
March 29, 1997                                                           Page 4.


By:   _____________________________
      Name:
      Title:

                                                                       EXHIBIT 2


                        THE TRANSFER OF THIS AGREEMENT IS
                     SUBJECT TO CERTAIN PROVISIONS CONTAINED
                      HEREIN AND MAY BE SUBJECT TO TRANSFER
                               RESTRICTIONS UNDER
                          FEDERAL AND STATE BANKING LAW

                             STOCK OPTION AGREEMENT

                  STOCK OPTION AGREEMENT, dated as of March 29, 1997 (the "Agreement"), by and between The Greater New York Savings Bank, a New York chartered stock savings bank ("Issuer"), and Astoria Financial Corporation, a Delaware corporation ("Grantee").

                                    RECITALS

                  A. THE PLAN. Grantee, Issuer and the Association have entered into an Agreement and Plan of Merger, dated as of March 29, 1997 (the "Plan"), providing for, among other things, the merger of Issuer with and into a wholly-owned subsidiary of Grantee, with such subsidiary being the surviving corporation.

                  B. CONDITION TO PLAN. As a condition and an inducement to Grantee's execution and delivery of the Plan, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as hereinafter defined).

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

                  1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

                  2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 2,721,536 shares of common stock, par value $1.00 per share ("Issuer Common Stock"), of Issuer (as adjusted as set forth herein, the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares, but in no event shall the number of Option
Shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock), at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") equal to $17.875. Each Option Share issued upon exercise of the Option shall be accompanied by the related preferred share purchase right ("Company Rights") issued pursuant to the Rights Agreement between the Company and The Chase Manhattan Bank (as successor in interest to Manufacturers Hanover Trust Company), dated as of June 14, 1990, as amended ("Company Rights Agreement").

                  3. Exercise of Option.

                  (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time, following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force or effect upon the earliest to occur of (A) the Effective Time,
(B) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event other than a termination thereof by Grantee pursuant to Section 6.01(b)(ii) of the Plan (a termination of the Plan by Grantee pursuant to Section 6.01(b)(ii) of the Plan, being referred to herein as a "Default Termination"), (C) 15 months after a Default Termination or (D) 15 months after termination of the Plan (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; provided, however, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is Grantee. The rights set forth in Section 8 of this Agreement shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

                  (b) As used herein, a "Purchase Event" means any of the following events:

                           (i) Without  Grantee's prior written consent,  Issuer
         shall have recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or Issuer shall have entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries,
         (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 25% or more of the consolidated assets or deposits of Issuer and its subsidiaries or (C) the issuance, sale or other disposition by Issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of Issuer or any of its significant subsidiaries, other than, in the case of (A) or (C), any transaction involving Issuer or any of its significant subsidiaries in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after the consummation of such transaction (provided any such transaction is not violative of the Plan) (each of (A), (B) or
         (C), an "Acquisition Transaction"); or

                           (ii) Any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3, promulgated under the Securities and Exchange Act of 1934 (the "Exchange Act") of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section

         13(d)(3) of the Exchange Act), other than a group of which Grantee or any subsidiary of Grantee is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the voting power of Issuer or any of its significant subsidiaries.

                  (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                           (i) Any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2, promulgated under the Exchange Act) or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 20% or more of the voting power of Issuer (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                           (ii) The stockholders shall not have approved the Plan by the requisite vote at the stockholders meeting of the Issuer called for that purpose ("Company Meeting"), the Company Meeting shall not have been held or shall have been canceled prior to termination of the Plan or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or
         (C) filed an application (or given a notice), whether in draft or final form, under the Home Owners' Loan Act of 1933, as amended, the Bank Holding Company Act, as amended, the Bank Merger Act, as amended or the Change in Bank Control Act of 1978, as amended, for approval to engage in an Acquisition Transaction; or

                           (iii) Any person (other than Grantee or any subsidiary of Grantee) shall have made a bona fide proposal to Issuer or its stockholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or

                           (iv) After a proposal is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, or such third party states its intention to the Issuer to make such a proposal if the Plan terminates, Issuer shall have breached any representation, warranty, covenant or agreement contained in the Plan and such breach would entitle Grantee to terminate the Plan under
         Section 6.01(b) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Plan).

                  As used in this Agreement, the term "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                  (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

                  (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the "Stock Exercise Notice," the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and
(ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"); provided that the first notice of exercise shall be sent to Issuer within 180 days after the first Purchase Event of which Grantee has been notified. If prior notification to or approval of any Regulatory Authority is required in connection with any such purchase, Issuer shall cooperate with the Holder in the filing of the required notice of application for approval and the obtaining of such approval, and the Closing shall occur immediately following such regulatory approvals and any mandatory waiting periods. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

                  4. Payment and Delivery of Certificates.

                  (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 12(f) of this Agreement.

                  (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in
Section 4(a) of this Agreement, (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all Liens (as defined in the Plan) and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

                  (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT

DATED AS OF MARCH 29, 1997. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the portion of the above legend relating to the Securities Act shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the Securities Exchange Commission (the "SEC"), or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

                  (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e) of this Agreement, the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 4 in the name of Holder or its assignee, transferee or designee.

                  (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Regulatory Authority as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

                  5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

                  (a) Corporate Authority. Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated; this Agreement has been duly and validly executed and delivered by Issuer.

                  (b) Beneficial Ownership. To the best knowledge of Issuer, as of the date of this Agreement, no person or group has beneficial ownership of more than 15% of the issued and outstanding shares of Issuer Common Stock.

                  (c) Shares Reserved for Issuance; Capital Stock. Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid an nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

                  (d) No Violations. The execution, delivery and performance of this Agreement does not and will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or bylaws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would, in any case, give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

                  6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that Grantee has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee; and this Agreement has been duly executed and delivered by Grantee.

                  7. Adjustment upon Changes in Issuer Capitalization, Etc.

                  (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, exercise of the Company Rights or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing any such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a), upon exercise of any option to purchase Issuer Common Stock outstanding on the date hereof or upon conversion into Issuer Common Stock of any convertible security of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this Section 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Plan.

                  (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and Issuer shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property, or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either (A) the Acquiring Corporation (as hereinafter defined), (B) any person that controls the Acquiring Corporation or (C) in the case of a merger described in clause
(ii), Issuer (such person being referred to as "Substitute Option Issuer").

                  (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

                  (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

                  (e) The following terms have the meanings indicated:

                           (i) "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (B) Issuer in a merger in which Issuer is the continuing or surviving person, or (C) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

                           (ii) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

                           (iii) "Assigned Value" shall mean the highest of (A) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (B) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (C) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger or sale in question and (D) in the event of a sale of all or substantially all of Issuer's assets or deposits, an amount equal to (x) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Holder, divided by (y) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Holder.

                           (iv) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided, that, if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

                  (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Holder.

                  (g) Issuer shall not enter into any  transaction  described in
Section 7(b) of this Agreement unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the shares Substitute Common Stock are restricted securities, as defined in Rule 144, promulgated under the Securities Act ("Rule 144"), or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

                  (h) Notwithstanding anything herein to the contrary and in lieu of any other adjustments provided for herein, in the event that the Issuer completes a reorganization involving the formation of a holding company for the Issuer, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option of such holding company with terms substantially identical to those contained herein.

                  8. Repurchase at the Option of Holder.

                  (a) Subject to the last sentence of Section 3(a) of this Agreement, at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d) hereof) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                           (i) The aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

                           (ii) The excess, if any, of (A) the Applicable Price (as defined below) for each share of Issuer Common Stock over (B) the Purchase Price (subject to adjustment pursuant to Section 7 of this Agreement), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                           (iii) The excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7 of this Agreement) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

                  (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all Liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to this Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any Regulatory Authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder and Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) of this Agreement. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase. Notwithstanding anything herein to the contrary, in the event that Issuer delivers to the Holder written notice accompanied by a certification of Issuer's independent auditor each stating that a requested repurchase of the Option or Issuer Common Stock would result in the recapture of Issuer's bad debt reserves under the Internal Revenue Code of 1986, as amended, Holder's repurchase request shall be deemed to be automatically revoked and be of no effect.

                  Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 3(a) of this Agreement.

                  (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i) hereof,
(ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger, sale or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) of this

Agreement, or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq (or if Issuer Common Stock is not quoted on the Nasdaq, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

                  (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3, promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) of this Agreement shall be consummated.

                  9. Registration Rights.

                  (a) Demand Registration Rights. Issuer shall, subject to the conditions of Section 9(c) of this Agreement, if requested by any Holder, including Grantee and any permitted transferee ("Selling Shareholder"), as expeditiously as possible, prepare and file a registration statement under the Securities Act or equivalent statements under the rules and regulations of the Federal Deposit Insurance Corporation ("FDIC") or the Banking Law of the State of New York ("NYBL"), as applicable, if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including without limitation a "shelf" registration statement under Rule 415, promulgated under the Securities Act, or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

                  (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act, the NYBL or the rules and regulations of the FDIC in connection with an underwritten public offering of such Issuer
Common Stock, Issuer will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by the Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any equivalent or successor Form; provided, further, however, that such election pursuant to (i) may only be made two times. If some, but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Issuer Common Stock registered for sale.

                  (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) of this Agreement to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) of this Agreement for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a) hereof:

                           (i) Prior to the earliest of (A) termination of the Plan pursuant to Article VI thereof, (B) failure to obtain the requisite stockholder approval pursuant to Section 6.01 of Article VI of the Plan, and (C) a Purchase Event or a Preliminary Purchase Event;

                           (ii) On more than one occasion during any calendar year;

                           (iii) Within 90 days after the effective date of a registration referred to in Section 9(b) of this Agreement pursuant to which the Selling Shareholder or Selling Shareholders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

                           (iv) Unless a request therefor is made to Issuer by Selling Shareholders that hold at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

                  In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

                  (d) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to Section 9(a) or 9(b) of this Agreement (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or 9(b) of this Agreement.

                  (e) Indemnification. In connection with any registration under
Section 9(a) or 9(b) of this Agreement, Issuer hereby indemnifies the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

                  Promptly  upon  receipt  by a  party  indemnified  under  this
Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

                  If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

                  In connection with any registration pursuant to Section 9(a) or 9(b) of this Agreement, Issuer and each Selling Shareholder (other than Grantee) shall enter into an agreement containing the indemnification provisions of Section 9(e) of this Agreement.

                  (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

                  (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

                  10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

                  11. Division Of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

                  12. Profit Limitation. (a) Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $10 million and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (a) deliver to the Issuer for cancellation Shares previously purchased by Grantee, (b) pay cash or other consideration to the Issuer or (c) undertake any combination thereof, so that Grantee's Total Profit shall not exceed $10 million after taking into account the foregoing actions.

                  (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of Shares as would, as of the Notice Date, result in a Notional Total Profit (as defined below) of more than $10 million and, if exercise of the Option otherwise would exceed such amount, the Grantee, at its discretion, may increase the Purchase Price for that number of Shares set forth in the Stock Exercise Notice so that the Notional Total Profit shall not exceed $10 million; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 2 hereof.

                  (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash received by Grantee pursuant to Section 6.01(f) or 6.03 of the Merger Agreement and Section 8(a)(ii) hereof, (ii) (x) the amount received by Grantee pursuant to the Issuer's repurchase of Option Shares pursuant to Section 8 hereof, less (y) the Grantee's purchase price for such Option Shares, and (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price for such Option Shares.

                  (d) As used herein, the term "Notional Total Profit" with respect to any number of Option Shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of the Stock Exercise Notice assuming that this Option were exercised on such date for such number of Shares and assuming that such Option Shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

                  13. Miscellaneous.

                  (a) Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                  (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (c) Entire Agreement: No Third-party Beneficiaries; Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) of this Agreement and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h) of this Agreement) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Regulatory Authority determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Section 3 of this Agreement (as may be adjusted herein), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

                  (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law rules.

                  (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Plan (or at such other address for a party as shall be specified by like notice).

                  (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

                  (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  (i) Further Assurances. In the event of any exercise of the Option by the Holder, Issuer, and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                  (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

                  IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.


                                      THE GREATER NEW YORK SAVINGS BANK



                                      By:/s/ Gerard C. Keegan
                                         ----------------------------------
                                             Gerard C. Keegan
                                             Chairman, President and
                                              Chief Executive Officer



                                     ASTORIA FINANCIAL CORPORATION



                                     By:/s/ George L. Engelke, Jr.
                                         ----------------------------------
                                           George L. Engelke, Jr.
                                           President and Chief Executive Officer

                                                                       EXHIBIT 3

                        Contacts:         Peter J. Cunningham
                                          Vice President, Investor Relations
                                          Astoria Financial Corporation
                                          (516) 327-7877

                                          Fraser P. Seitel
                                          Investor Relations
                                          The Greater New York Savings Bank
                                          (212) 613-4073

                    ASTORIA FINANCIAL CORPORATION TO ACQUIRE
                        THE GREATER NEW YORK SAVINGS BANK

  ENTERS BROOKLYN WITH 5.4% MARKET SHARE; INCREASES MARKET SHARE ON LONG ISLAND

Lake Success, New York, March 31, 1997 -- Astoria Financial Corporation (Nasdaq:
ASFC) ("Astoria"), and The Greater New York Savings Bank (Nasdaq: GRTR) jointly announced today that they have entered into a definitive agreement pursuant to which Astoria will acquire The Greater New York Savings Bank ("The Greater"), a $2.5 billion thrift institution, for a purchase price of $19.00 per common share. Upon completion of the acquisition, The Greater New York Savings Bank will merge into Astoria Federal Savings and Loan Association, Astoria's wholly owned thrift subsidiary. The transaction received the unanimous approval of the boards of directors of Astoria Financial Corporation and The Greater New York Savings Bank.

         Under the terms of the agreement, holders of The Greater common stock will receive either 0.50 shares of Astoria Financial Corporation common stock or $19.00 in cash for each share, pursuant to an election procedure as described in the agreement, subject to 75% of The Greater shares receiving Astoria common stock and 25% receiving cash. The total transaction value is estimated to be $293 million, which is approximately 1.7 times The Greater's tangible book value at December 31, 1996.

         In addition, the outstanding shares of the 12% Noncumulative Preferred Stock, Series B, of The Greater will be converted into a newly-created series of preferred stock of Astoria Financial Corporation with substantially identical, and no less favorable, terms.

         The pro-forma combined entity, as of December 31, 1996, reflects total assets of $9.8 billion, ranking Astoria the third largest publicly traded thrift institution in New York and thirteenth nationally. The acquisition will give Astoria its initial presence in Brooklyn. The combined banking operation, with deposits totaling $6.2 billion, will operate 59 banking offices, including in the New York City metropolitan area, 21 in Nassau, 14 in Queens, 9 in Brooklyn, 7 in Suffolk and 3 in Westchester County, and 5 in the upstate counties of Chenango and Otsego. Three additional Brooklyn banking offices are scheduled to open during 1997. No banking office closings are anticipated as a result of the transaction.

         Commenting on the transaction, George L. Engelke, Jr., President and Chief Executive Officer of Astoria said, "The strategic in-market acquisition of The Greater's banking franchise represents an important complementary fit for us, further strengthening our current banking franchise. In addition to immediately increasing our presence in Queens, Nassau and Suffolk counties, the acquisition of The Greater provides us with a solid entry into the Brooklyn market. The 9 banking offices in Brooklyn have total deposits of $1.3 billion, or an average of $147 million per banking office, representing a 5.4% share of the Brooklyn deposit market, the 4th largest thrift institution market share in a borough with a population of 2.3 million. The pro-forma deposits of the 51 Long Island offices total $5.7 billion, or an average of $112 million per banking office, representing a 5.5% share of a market larger in population than 38 states. We are confident that the transaction will enhance shareholder value and provide long-term benefits for our shareholders, customers and, particularly, the communities that Astoria and The Greater serve. We are also delighted that Gerard Keegan, whose stewardship at The Greater included the development and expansion of their banking franchise, will be joining Astoria as a director and Vice Chairman and Chief Administrative Office. Jerry's years of banking experience will serve Astoria well as we continue to implement strategies to build our franchise and enhance shareholder value."

         Gerard C. Keegan, Chairman, President and Chief Executive Officer of The Greater New York Savings Bank, commented, "We are very excited to be joining forces with Astoria, a premier community-oriented financial services institution. This transaction provides significant value to our shareholders and will provide the platform for further enhancing the service we provide to our customers and the communities we operate in. George Engelke is a proven leader dedicated to continuing the community-bank focus we have maintained for 100 years."

         The transaction is expected to close in the latter part of the third quarter and will be immediately accretive to reported and cash earnings per share. Astoria estimates that operational efficiencies generated as a result of the transaction will produce cost savings equal to 45% of The Greater's non interest expense. In connection with the transaction, there is a provision for a termination fee payable to Astoria if the transaction is not completed under certain circumstances. In addition, The Greater has granted Astoria an option to purchase shares equal to 19.9% of The Greater's currently outstanding common stock under certain conditions. The transaction will be accounted for as a purchase and therefore, will not affect Astoria's ability to repurchase shares under its current stock repurchase program.

         The transaction is subject to approval of the shareholders of both The Greater New York Savings Bank and Astoria Financial Corporation, approval of the appropriate regulatory authorities and the satisfaction of certain other conditions.

         The Greater New York Savings Bank is a state-chartered community-based savings bank with assets of $2.5 billion and deposits of $1.7 billion at December 31, 1996. Founded in

Brooklyn in 1897, The Greater has met the deposit and credit needs of New York area residents for a century. The Bank has 14 neighborhood branches in Brooklyn, Queens and Long Island.

         Astoria Financial Corporation, the holding company for Astoria Federal Savings and Loan Association, with assets of $7.3 billion and deposits of $4.5 billion at December 31, 1996, is the third largest thrift institution in New York and fifteenth largest in the United States. Established in 1888, Astoria Federal operates 45 banking offices and provides retail banking, mortgage and consumer loan services to over 250,000 customers.


NOTE:    ASTORIA PLANS TO HOLD A CONFERENCE  CALL ON MONDAY  MORNING AT 11:00 AM
         (EST). INTERESTED INVESTORS AND ANALYSTS WISHING TO PARTICIPATE SHOULD CALL 1-800-289-0437; CONFIRMATION CODE: 326200 PLEASE CALL 10 MINUTES PRIOR TO THE START OF THE CALL.

         RECORDED PLAYBACK OF THE INVESTOR CALL AVAILABLE THROUGH APRIL 2 AT 1-800-839-3308

This release may contain certain forward-looking statements regarding the acquisition of The Greater New York Savings Bank, including cost savings to be realized, earnings accretion, transaction charges and other opportunities following the acquisition which are based on management's current expectations regarding economic, legislative and regulatory issues. The factors which may cause future results to vary materially include, but are not limited to general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting each company's operations, pricing, products and services.

                                                                       EXHIBIT 4



                 THIRD AMENDMENT TO SHAREHOLDER RIGHTS AGREEMENT

                  Third Amendment, dated as of March 29, 1997, to the Rights Agreement, dated as of June 14, 1990, as amended by the First Amendment, dated as of August 12, 1996, and the Second Amendment, dated as of March 7, 1997 (as so amended, the "Rights Agreement"), between The Greater New York Savings Bank, a banking stock corporation organized under the laws of the state of New York (the "Company"), and The Chase Manhattan Bank (as successor in interest to the Manufacturers Hanover Trust Company), as Rights Agent (the "Rights Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement; and

                  WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof; and

                  WHEREAS a Distribution Date (as that term is defined in the Rights Agreement) has not occurred;

                  WHEREAS, the Board of Directors of the Company has by resolution approved and authorized this Third Amendment to the Rights Agreement; and

                  WHEREAS, all actions necessary to make this Third Amendment a valid agreement, enforceable according to its terms have been taken, and the execution and delivery of this Third Amendment by the Company and the Rights Agent have in all respects been duly authorized by the Company and the Rights Agent.

                  NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the Company and the Rights Agent agree as follows:

                  I. Unless otherwise expressly defined in this Third Amendment or the context otherwise requires, capitalized and other terms for which meanings are provided in the Rights Agreement shall have such meanings when used in this Third Amendment.

                  II. Effective as of the date hereof, the Rights Agreement shall be, and it hereby is, amended as follows:

                  1. Subsection (a) of Section 1 of the Rights Agreement is hereby amended to delete in its entirety the definition of "Acquiring Person" contained therein and to substitute the following definition of "Acquiring Person" therefor:

                           "'Acquiring Person' shall mean any Person (other than
                  (i) any subsidiary of the Company, (ii) any employee benefit plan of the Company, (iii) any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (iv) Greater New York Bancorp Inc., a Delaware corporation or (v) The Greater Interim Savings Bank, a New York State-chartered capital stock savings bank) who constitutes an "Interested Shareholder" as defined in Section 912 of the New York Business Corporation Law (the "NYBCL"); provided, however, (i) that for purposes of determining whether such Person is an "Acquiring Person," a Person engaged in business as an underwriter of securities shall not be deemed to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition and (ii) that for purposes of determining whether Astoria Financial Corporation, a Delaware corporation ("Astoria")(as well as its Affiliates and Associates), is an Acquiring Person, Astoria shall not be deemed to be the "Beneficial Owners" of or to "beneficially own" any securities as a result of the Company's obligation to merge under the Merger Agreement, as it may be amended from time to time.

                  2. Subsection (a)(ii) of Section 11 of the Rights Agreement is hereby amended to delete in its entirety the first parenthetical therein and to substitute the following in the place of such deletion:

                           "(other than the Company, any Subsidiary of the
                  Company, any employee benefit plan of the Company or of any Subsidiary of the Company, any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, Greater New York Bancorp Inc., a Delaware corporation, The Greater Interim Savings Bank, a New York State-chartered capital stock savings bank, or Astoria to the extent that Astoria is not an Acquiring Person"

                  III. Nothing set forth in this Third Amendment shall in any manner be construed to alter the rights of the holders of the Rights or the terms and conditions of the Rights other than as expressly or by necessary implication set forth herein.

                  IV. This Third Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

                  V. This Third Amendment shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Rights Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                           THE GREATER NEW YORK
                                           SAVINGS BANK


                                           By:   /s/ GERARD C. KEEGAN
                                              --------------------------------
                                              Name:  Gerard C. Keegan
                                              Title: Chairman, President
                                                     & Chief Executive
                                                     Officer

ATTEST

By:   /s/ MICHAEL J. HENCHY
     ---------------------------
    Name:  Michael J. Henchy
    Title: Executive Vice
           President


                                           THE CHASE MANHATTAN BANK
                                           (AS SUCCESSOR IN INTEREST TO
                                           THE MANUFACTURERS HANOVER
                                           TRUST COMPANY)


                                           By:   /s/ ERIC LEASON
                                              --------------------------------
                                               Name:  Eric Leason
                                               Title: Vice President

ATTEST

By:    /s/ MARY CHAN
    -----------------------
    Name:  Mary Chan
    Title: Assistant Vice
    President